UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Four Corners Property Trust, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

591 Redwood Highway, Suite 3215
Mill Valley, California 94941
(415) 965-8030
April 22, 2022
Dear Four Corners Property Trust, Inc. Stockholder:
You are cordially invited to the Four Corners Property Trust, Inc. 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Friday, June 10, 2022 at 9:00 a.m., Pacific Time. We assure you that you will have the same rights and protections at our virtual meeting as you have previously had during our in-person meetings in prior years. You may attend the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/FCPT2022 and entering your unique control number provided in the Notice of Internet Availability of Proxy Materials described below or the proxy card.
At the Annual Meeting, you will be asked to (i) elect eight directors to our Board of Directors, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (iii) approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in this proxy statement, (iv) approve the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan, and (v) transact such other business as may properly come before the meeting or any postponements or adjournments thereof. The accompanying Notice of 2022 Annual Meeting of Stockholders describes these matters.
We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.proxyvote.com. We have sent a Notice of Internet Availability of Proxy Materials to each of our stockholders, providing instructions on how to access our proxy materials, including this proxy statement and our 2021 Annual Report to Stockholders, on the Internet. Please read the enclosed information carefully before submitting your proxy.
Please join us at the Annual Meeting via live webcast. Whether or not you plan to attend, it is important that you authorize your proxy promptly. If you do attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.
Sincerely,

William H. Lenehan
President, Chief Executive Officer and Director

591 Redwood Highway, Suite 3215
Mill Valley, California 94941
(415) 965-8030

NOTICE OF 2022 Annual Meeting of Stockholders
To the Stockholders of Four Corners Property Trust, Inc.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Four Corners Property Trust, Inc., a Maryland corporation, will be held via live webcast at www.virtualshareholdermeeting.com/FCPT2022 on Friday, June 10, 2022, at 9:00 a.m., Pacific Time, for the following purposes:
1.
To consider and vote upon the election of eight directors to the Board of Directors named in this proxy statement to serve until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

2.	To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in this proxy statement;
4.	To approve the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.
We know of no other matters to come before the Annual Meeting. Only stockholders of record at the close of business on Thursday, April 14, 2022, are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2022. Our Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.
Regardless of the number of shares of common stock you hold, as a stockholder your vote is very important and the Board of Directors strongly encourages you to exercise your right to vote.
BY ORDER OF THE BOARD OF DIRECTORS

JAMES L. BRAT
Chief Transaction Officer, General Counsel and Secretary
Dated: April 22, 2022
Mill Valley, California

i

ii

591 Redwood Highway, Suite 3215
Mill Valley, California 94941
(415) 965-8030
PROXY STATEMENT
GENERAL INFORMATION REGARDING SOLICITATION AND VOTING
General
This proxy statement will first be made available to stockholders on or about April 22, 2022. This proxy statement is furnished by the Board of Directors (the “Board”) in connection with its solicitation of proxies for Four Corners Property Trust, Inc.’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 10, 2022, at 9:00 a.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/FCPT2022, and any postponements or adjournments thereof. Unless the context requires otherwise, references in this proxy statement to “we,” “our,” “us” and the “Company” refer to Four Corners Property Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. The Notice is being mailed to stockholders on or about April 22, 2022. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 Annual Meeting of Stockholders TO BE HELD ON JUNE 10, 2022. Our Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.
Certain of our directors, officers and employees may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. In addition, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and, upon request, will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.
No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement does not imply that the information herein has remained unchanged since the date of this proxy statement.
Four Corners Property Trust, Inc.
We were formed as a Maryland corporation on July 2, 2015, and on November 9, 2015, Darden Restaurants, Inc. (“Darden”) completed a separation and spin-off transaction pursuant to which Darden contributed to us select real estate and restaurant assets in exchange for our shares of common stock, which Darden subsequently distributed to its stockholders on a pro rata basis (the “Spin-Off”). Our objective is to grow and diversify our portfolio through the acquisition of well-located restaurant and retail properties with leading operators and franchisees.

Questions and Answers Regarding the Annual Meeting
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to:
•
consider and vote upon the election of eight directors to the Board named in this proxy statement to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualify (“Proposal One”);

•	consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal Two”);
•	consider and vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement (“Proposal Three”); and
•	consider and vote upon the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (“Proposal Four”).
The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the proxy holders named on the proxy card or their substitutes, to vote on any other business that may properly come before the Annual Meeting. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Who is entitled to vote at the Annual Meeting?
The close of business on Thursday, April 14, 2022, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 80,363,738 shares of common stock. Each share of common stock is entitled to one vote. Votes may not be cumulated in the election of directors.
How do I vote?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. You may authorize your proxy in the following ways:
•	Via the Internet by following the instructions provided in the Notice;
•	If you request printed copies of the proxy materials by mail, by filling out the proxy card included with the materials; or
•	By calling the toll-free number found on the proxy card or the Notice.
Proxies properly authorized via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is authorized but voting directions are not made, the proxy will be voted “FOR” each of the eight director nominees, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, “FOR” the approval of the compensation of our named executive officers, and “FOR” the approval of the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan.
If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.” You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.
If your shares of common stock are held through a broker, bank or other nominee, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common stock is traded), the brokers will vote your shares according to the specific instructions they receive from you. If a broker that holds shares of our common stock for a beneficial owner does not receive voting instructions from that owner, the broker may vote on the proposal if it is considered a “routine” matter under the NYSE’s rules, including this year’s ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Pursuant to the rules of the NYSE, the election of directors, the non-binding advisory vote on executive compensation, and the vote on the amendment and restatement of the Plan are not “routine” matters as to which brokers, banks or other nominees may vote in their discretion on behalf of clients who have not furnished voting instructions. When a broker, bank or other nominee does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner, it is referred to as a “broker non-vote.”
How can I attend the Annual Meeting?
The Annual Meeting will be held on Friday, June 10, 2022, at 9:00 a.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/FCPT2022. Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be conducted as a virtual meeting of stockholders. To enter the live webcast and have the ability to submit questions during the Annual Meeting, please have your unique control number available, which is provided in the Notice or proxy card. On the day of the Annual Meeting, Friday, June 10, 2022, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 8:45 a.m. local (Pacific) time, and the Annual Meeting will begin promptly at 9:00 a.m. local (Pacific) time. Please allow ample time for online login. You may vote electronically during the Annual Meeting at www.proxyvote.com by entering your unique control number and following the instructions. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your unique control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.
How can I ask questions at the Annual Meeting?
Stockholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Following the presentation of all proposals at the Annual Meeting, we will answer as many stockholder-submitted questions as time permits. If we receive substantially similar questions, we will group the questions together and provide a single response to avoid repetition. We will not answer any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste.
What will constitute a quorum at the Annual Meeting?
Presence by means of remote communication at the Annual Meeting or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting constitutes a quorum. If the shares present by means of remote communication or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting to a date not more than 120 days after the Record Date without notice other than announcement at the Annual Meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the Record Date and have returned a valid proxy or attend the virtual Annual Meeting in by means of remote communication, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. “Broker non-votes” will also be counted as present for purposes of determining the presence of a quorum.
How many votes are needed for the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
Proposal One: Pursuant to our bylaws, in an uncontested election, the eight director nominees will be elected by a majority of votes cast. This means that the number of votes “FOR” a director’s election exceeds the number of votes “AGAINST” the director’s election. Cumulative voting is not permitted. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposal One and will have no effect on this proposal. However, under our Bylaws, if a director nominee in an uncontested election does not receive at least a majority of the votes cast for the election of directors at any meeting at which a quorum is present, the director must promptly tender his or her resignation to the Board and remain a director until the Board appoints an individual to fill the office held by such director.

Proposals Two, Three and Four: You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals Two, Three and Four. To be approved, each of Proposal Two, Three and Four must receive the affirmative vote of a majority of the votes cast, by means of remote communication or by proxy, at the Annual Meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals Two, Three and Four and will have no effect on the result of these votes. Proposal Two is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his/her discretion. Accordingly, we do not expect any broker non-votes with respect to Proposal Two.While the vote on Proposal Three is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding the compensation of our named executive officers.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
•	“FOR” each of the eight director nominees set forth in Proposal One;
•	“FOR” Proposal Two, relating to the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	“FOR” Proposal Three, relating to the approval on a non-binding advisory basis of the compensation of our named executive officers; and
•	“FOR” Proposal Four, relating to the approval of the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan.
Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.
Can I change my vote after I have voted?
You may revoke your proxy at any time prior to it being exercised by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) voting electronically during the Annual Meeting at www.virtualshareholdermeeting.com/FCPT2022 when you enter your unique control number. If you attend the Annual Meeting by means of remote communication, you may vote in electronically whether or not you have previously given a proxy, but your attendance (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares through a broker, bank or other nominee holder, only they can revoke your proxy on your behalf.

PROPOSAL ONE: ELECTION OF DIRECTORS
The Board currently has eight directors. The eight persons named below, each of whom currently serves on our Board, have been recommended by our Nominating and Governance Committee and nominated by our Board to serve on the Board until our 2022 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Each of the director nominees has consented to being named in this proxy statement and to serve as a director if elected. Based on its review of the relationships between the director nominees and the Company, the Board has determined that all of our directors, other than William H. Lenehan, our President and Chief Executive Officer, are independent under applicable SEC and NYSE rules.
The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board.
Under the Nominating and Governance Committee’s Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our stockholders. See “Corporate Governance—Identifying and Evaluating Director Nominees.”
Nominees for Election as Directors
The table below sets forth the names and ages of each of the individuals nominated for election at the Annual Meeting, as well as the positions and offices with us currently held by such individuals.
Name	Position with the Company	Age as of the Annual Meeting
William H. Lenehan	Director, President and Chief Executive Officer	45
John S. Moody	Director, Chairperson of the Board	73
Douglas B. Hansen	Director	64
Eric S. Hirschhorn	Director	40
Charles L. Jemley	Director	58
Marran H. Ogilvie	Director	53
Toni Steele	Director	61
Liz Tennican	Director	53
Board Nominees
William H. Lenehan has served as our President and Chief Executive Officer since 2015 and joined the Board in 2015. Mr. Lenehan is a real estate industry professional with significant experience in net leased properties and public company corporate governance matters. Mr. Lenehan served on the board of directors of Darden from October 2014 until he resigned effective as of November 9, 2015 to become our President and Chief Executive Officer. From June 2012 until its sale in late 2014, Mr. Lenehan served as a special advisor to the board of directors of EVOQ Properties, Inc., the owner of a substantial portfolio of development assets in downtown Los Angeles, California. Previously, Mr. Lenehan was the Interim Chief Executive Officer of MI Developments, Inc., now named Granite REIT, an owner of net leased industrial and manufacturing real estate, where he was a member of their Strategic Review Committee and was a director. In addition, Mr. Lenehan served on the board of directors for Gramercy Property Trust Inc., a publicly traded net lease real estate investment trust (“REIT”), from January 2012 until December 2015, where he was Chairman of the Investment Committee, and served on the board of directors of Stratus Properties Inc., a real estate development company, from May 2012 to May 2015. He also spent approximately 10 years as an investment professional at Farallon Capital Management, LLC. Mr. Lenehan has served as a director of Macy’s, Inc. (“Macy’s”), a retailer, since April 2016, and is also a member of the Audit and Risk Committee for Macy’s. Mr. Lenehan is a graduate of Claremont McKenna College.

Mr. Lenehan’s qualifications for election to the Board include his extensive executive experience in the real estate industry, including his service as our President and Chief Executive Officer, and his leadership, corporate governance and risk management abilities gained through his experience described above.
John S. Moody is Chairperson of the Board and joined the Board in 2015. Mr. Moody is also the chairperson of our Investment Committee and a member of our Compensation Committee. Since 2010, he has served as President of Parkside Capital, LLC in Houston, which is the General Partner and Manager of Parkside Capital Land Fund, LTD. From 2006 to 2019, Mr. Moody served as an Independent Director of Potlatch Corporation. From 2005 to 2019, Mr. Moody served as a Director of Huron Consulting Group. From 2007 to 2009, Mr. Moody served as President of Proterra Management LLC in Houston, which is the General Partner and Manager of Proterra Realty Fund, LTD. From 2004 to 2005, Mr. Moody served as President and Chief Executive Officer of HRO Asset Management, LLC. From 2001 to 2004, he was President of Marsh & McLennan Real Estate Advisors, Inc. Mr. Moody has also served as a Director Hines Global REIT, Inc., a commercial real estate REIT since 2009. From 2000 to 2005, Mr. Moody served on the board of directors of Equity Office Properties Trust, and from 2004 to 2006, he served on the board of directors of CRIIMI MAE, Inc., both of which were publicly traded REITs. Mr. Moody graduated from Stanford University with a Bachelor’s degree and received his Juris Doctorate with honors from the University of Texas.
Mr. Moody’s qualifications for election to the Board include his extensive experience as a director and executive in a number of companies in the real estate industry, including his experience in relation to corporate governance, executive compensation and risk management.
Douglas B. Hansen is a Director and joined the Board in 2015. Mr. Hansen is also the chairperson of our Compensation Committee and a member of our Investment Committee and Nominating and Governance Committee. From 2011 to 2017, Mr. Hansen served as CEO of Atria Properties, LLC, a commercial real estate brokerage company. Since 2009, Mr. Hansen has served as President of Resonant Capital, Inc., a business services and real estate company. Mr. Hansen is a founder of Redwood Trust, Inc., a public mortgage REIT, and served as its President from 1994 through 2008 and has been a director of Redwood Trust, Inc. since 1994. Since 2011, Mr. Hansen has been a board member and CFO of River of Knowledge, Inc., a non-profit corporation. Mr. Hansen holds a Bachelor’s degree in Economics from Harvard College and a Master of Business Administration degree from Harvard Business School.
Mr. Hansen’s qualifications for election to the Board include his extensive experience as a director and executive in a number of companies in the real estate industry, including his experience in relation to corporate governance, executive compensation and risk management.
Eric S. Hirschhorn is a Director and joined the Board in 2017. Mr. Hirschhorn is a member of the Compensation Committee and the Investment Committee. Since January 2020 Mr. Hirschhorn has served as the President of Fridababy, prior to that from January 2018 to January 2020 he served as the Chief Marketing Officer of Fridababy. Mr. Hirschhorn served in various capacities at Restaurant Brands International through March 2017, including as the Head of Burger King Canada. From June 2013 to May 2016, Mr. Hirschhorn served as Burger King’s Chief Marketing Officer for North America and, prior to that role, he served as Vice President of Market Intelligence and Global Innovation for Burger King. Mr. Hirschhorn first joined Burger King in November 2010. Prior to joining Burger King, Mr. Hirschhorn served as General Counsel of 3G Capital from June 2008 to November 2010. From September 2007 to June 2008, Mr. Hirschhorn was an associate at Thelen Reid Brown Raysman Steiner. From May 2017 to May 2018 Mr. Hirschhorn served as a Director of Famous Dave’s of America. Mr. Hirschhorn received his J.D. from Benjamin N. Cardozo School of Law and his B.A. from the University of Pennsylvania.
Mr. Hirschhorn’s qualifications for election to the Board include his extensive experience as a director and executive in a number of companies in the restaurant industry, including his experience in relation to financial and accounting matters and restaurant operations.
Charles L. Jemley is a Director and joined the Board in 2017. Mr. Jemley is also the chairperson of the Audit and Risk Committee and a member of the Nominating and Governance Committee. Since January of 2020, Mr. Jemley has served as the Chief Financial Officer of Dutch Bros. Coffee. From July 2018 to December 2019, Mr. Jemley served as the Chief Financial Officer of CKE Restaurant Holdings, Inc. Mr. Jemley also served in various capacities at Starbucks through January 2018, including as Senior Vice President where he led finance for a number of global functions. Mr. Jemley joined Starbucks in February 2006 as part of the original leadership team based in Shanghai, China charged with growing the China market shortly after Starbucks began raising its China equity positions. Since returning to the United States in 2008, Mr. Jemley held a number of senior finance positions, the vast majority of which involved scaling Starbucks international business, including leading its international store development program in 2015. Prior to joining Starbucks, Mr. Jemley had a 16-year career with Yum! Brands (KFC, Pizza Hut, Taco Bell). At Yum, his responsibilities included CFO Yum China from 2004 through 2005, vice president business planning Yum International in 2003, leading US real estate and development for the KFC brand in 2001 and 2002. Mr. Jemley received his B.A. in accounting from the University of Louisville and holds an MBA from the University of Washington.
Mr. Jemley’s qualifications for election to the Board include his extensive experience as a director and executive in a number of companies in the restaurant industry, including his experience in relation to financial and accounting matters and restaurant operations.
Marran H. Ogilvie is a Director and joined the Board in 2015. Ms. Ogilvie is also the chairperson of our Nominating and Governance Committee and a member of our Audit and Risk Committee and our Compensation Committee. Ms. Ogilvie has served as a Director of Ferro Corporation, a manufacturing company, since 2017, and as a director of GCP Applied Technologies, a global provider of construction products technologies, since March 2019. Ms. Ogilvie has also agreed to serve as a director of Oaktree Acquisition Corp. III, a special purpose acquisition corporation, effective upon the completion of its initial public offering. Ms. Ogilvie served as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration from 2008 to 2019, as a Director of Evolution Petroleum Corporation, an oil and gas company, from 2017 to December 2020, as a Director of Bemis Company, a packaging company, from March 2018 to June 2019, as a Director of Forest City Realty Trust from April 2018 to December 2018, as a Director for Southwest Bancorp, a regional commercial bank from January 2012 to April 2015, as a Director of Seventy Seven Energy Inc., an oil field services company, from 2014 to 2017, as a Director of Zais Financial Corporation, a real estate investment trust, from 2013 to 2017, as a Director of the Korea Fund, an investment company, from 2012 to 2017, and as a Director of LSB Industries, Inc., a manufacturing company, from 2015 to 2018. Prior to that, Ms. Ogilvie was a member of Ramius, LLC, an alternative investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, including as Chief Operating Officer from 2007 to 2009, in which role she was responsible for financial reporting of the Company and oversaw the office of the Chief Financial Officer, and General Counsel from 1997 to 2007. Following the merger, Ms. Ogilvie became Chief of Staff at Cowen Group, Inc. until 2010. Ms. Ogilvie received a Bachelor’s degree from the University of Oklahoma and a Juris Doctorate from St. John’s University.
Ms. Ogilvie’s qualifications for election to the Board include her extensive experience as a director and executive in a number of companies in a variety of industries, including her experience in relation to finance and accounting, corporate governance, executive compensation, risk management and investment analysis.
Toni Steele is a Director and joined the Board in 2020. Ms. Steele is a member of our Investment Committee and Compensation Committee. Ms. Steele has extensive experience in the real estate, capital markets and asset management industries and since 2018 has served as Google’s Real Estate Portfolio Lead. From 2017 to 2018, Ms. Steele served as co-lead on the Netflix brokered purchase of the Albuquerque Studios while serving as Executive Vice President of Southern California Capital Markets at JLL. Prior to that, from 1995 to 2017, Ms. Steele spent over 22 years at Goldman Sachs serving various ventures and investments in the United States and abroad, including as Director for Italy Real Estate & Germany NPL Real Estate based in Europe, U.S. Vice President of Acquisitions & Asset Management and Western Region Asset Management Team Lead. Ms. Steele received a Master of Business Administration, summa cum laude, from the International University of Monaco and a Bachelor of Arts degree, magna cum laude, from Pepperdine University.
Ms. Steele’s qualifications for election to the Board include her extensive experience as an executive in a number of companies in the real estate and finance industries, including her experience in relation to real estate acquisitions, capital markets and asset management.
Liz Tennican is a Director and joined the Board in 2020. Ms. Tennican is a member of our Audit and Risk Committee and our Nominating and Governance Committee. Ms. Tennican has held a wide variety of senior positions in the real estate and finance industries and is currently a Managing Partner at Carmel Partners, a vertically integrated investment manager focused on U.S. multifamily properties. At Carmel Partners, Ms. Tennican serves as Head of Investor Relations, Research and ESG and oversees Fund Management and IT. She is a member of the Executive Committee, Investment Committee and is Chair of the Management Committee. From 2013 to 2016, Ms. Tennican was a Managing Director and Head of Investor Relations and Business Development for Watershed Asset Management, a credit-oriented hedge fund. From 2006 to 2013, Ms. Tennican was with Barclays Global Investors, which was acquired and became part of BlackRock, where she headed the Institutional Consultant Relations Group and then spent five years as Head of U.S. Institutional Sales for the iShares division. Prior to that, Ms. Tennican spent seven years in the investment banking industry at Robertson Stephens, where she co-founded its capital markets desk. Ms. Tennican received both a Bachelor of Arts in economics and a Master of Business Administration from Stanford University.
Ms. Tennican’s qualifications for election to the Board include her extensive experience as an executive in a number of companies in the real estate and finance industries, including her experience in relation to financial and accounting matters and investor relations.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee of our Board, which is composed entirely of independent directors, has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG LLP has been our independent registered public accounting firm since the completion of the Spin-Off. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit and Risk Committee’s action in appointing KPMG LLP as the independent registered public accounting firm of the Company for 2022. If our stockholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit and Risk Committee and our Board.
A representative of KPMG LLP will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
Principal Accountant Fees and Services
The following table summarizes the fees billed by KPMG LLP for professional services rendered to us for 2021 and 2020.
	2021	2020
Audit Fees	$790,746	$718,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$790,746	$718,500
Audit Fees. Audit fees consisted of aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of interim consolidated financial statements, consultations on accounting matters directly related to the audit and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including the issuance of comfort letters related to debt or equity offerings.
Pre-Approval Policies and Procedures
The Audit and Risk Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm. Requests to provide services requiring pre-approval by the Audit and Risk Committee are submitted to the Audit and Risk Committee with a description of the services to be provided, the maximum fees to be charged in connection with such services and such other limitations or other requirements as the Audit and Risk Committee may deem appropriate. The Audit and Risk Committee pre-approved all services performed by, and audit fees paid to, our independent registered public accounting firm during fiscal year 2021.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide stockholders the opportunity to vote to express their views, on a non-binding advisory basis, on the compensation of our named executive officers as described in this proxy statement.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to stockholder value.
Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the 2021 compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, is hereby APPROVED on an advisory basis.
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board (and its Compensation Committee, which is responsible for the design and administration of our executive compensation program) will consider the outcome of this stockholder vote in making future decisions regarding the compensation of our named executive officers.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING
ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR: APPROVAL OF THE AMENDED AND RESTATED FOUR CORNERS
PROPERTY TRUST, INC. 2015 OMNIBUS INCENTIVE PLAN
Introduction
On March 29, 2022, our Board adopted, subject to shareholder approval, the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan” and, as amended and restated, the “Amended Plan”), which makes the following material changes to the 2015 Plan:
•	Increases the number of shares of our common stock available for issuance under the 2015 Plan by 1,500,000 shares;
•
Provides that upon a “change in control” of our Company (as defined in the Amended Plan), if awards are not assumed or continued in connection with the change in control, any then-outstanding performance-based awards will become vested at the greater of (a) target level of performance and (b) actual achievement of applicable performance goals that have been pro-rated to reflect the partial performance period through the date of the change in control;

•
Formalized our historical practice of providing that dividends and dividend equivalents payable on eligible awards under the Amended Plan will only be paid out to the extent that the vesting conditions on the underlying award are subsequently satisfied;

•
Provides for a limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director’s service as a director during any fiscal year of $750,000;

•
Removes certain provisions from the 2015 Plan which were otherwise required for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017; and

•	Extends the right to grant awards under the Amended Plan through June 10, 2032.
Additionally, please find several features of the 2015 Plan, which will remain unchanged, below:
•	No single-trigger vesting upon a change of control unless awards are not assumed;
•	No repricing of awards without shareholder approval;
•	Annual limits on the size of awards for non-employee directors; and
•	No share recycling.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED PLAN.
If approved by our shareholders, the Amended Plan will become effective as of the date on which our shareholders approve the Amended Plan. The number of votes cast “for” the Amended Plan must exceed the number of votes cast “against” the Amended Plan. Abstentions and broker non-votes will have no impact on the outcome of the vote on the Amended Plan.
A copy of the Amended Plan is included as Annex B to this proxy statement.
Proposed Share Reserve Increase and Shares Available for Issuance
The Amended Plan increases the number of shares available under the 2015 Plan by 1,500,000 shares. We are asking our shareholders to approve the Amended Plan because we believe the availability of an adequate reserve of shares under the 2015 Plan is an integral part of our compensation program, as well as our continued growth and success. The main purpose of the Amended Plan is to (i) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit our shareholders, employees and customers and (ii) provide a means of recruiting, rewarding and retaining key personnel. The equity-based awards to be issued under the Amended Plan will provide additional motivation to our employees, consultants and directors and will incentivize these individuals to create long-term value consistent with the interests of our shareholders. Further, we believe that grants of equity-based incentive awards are necessary to enable us to continue to attract and retain top talent and to provide compensation opportunities that are competitive with those of our peer corporations. Lastly, grants of equity-based incentive awards further align our employees, consultants and directors’ interests with our shareholders through compensation that is based on the value of our common stock which we believe promotes the growth in value of our common stock and thus, our shareholder return. If the Amended Plan is not approved, we believe the foregoing goals will be adversely affected.
Background of Reasons for and the Determination of Shares Under the Amended Plan
In its determination to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which we believe is a primary incentive and retention mechanism for our employees, consultants and directors that aligns the interests of our key personnel with our shareholders.
The Board considered key factors in making its determination including our historical grant rates, the shares remaining available for issuance under the 2015 Plan following the grant of the annual equity incentive awards in January 2022 to our employees, including our executive officers (the “Annual 2022 Awards”) and the potential dilution associated with the 2015 Plan. This review included a consideration of the following key metrics, factors and philosophies:
•
In fiscal year 2021, we granted awards of time-based restricted stock and restricted stock units and we had awards of performance-based restricted stock units (which we sometimes refer to as “performance-based restricted stock” in this proxy statement) vest. In 2021, these awards covered a total of 301,896 shares. On average, we granted awards of restricted shares and restricted stock units and had awards of performance-based restricted stock units vest covering a total of 289,119 shares annually over the period commencing on January 1, 2019 and ending on December 31, 2021. This represents a three-year average burn rate of approximately 13.8% of the total amount of shares originally available under the 2015 Plan, as shown in the following table.

	2019	2020	2021	Three Year Average
Restricted shares and RSUs granted	136,050	110,753	137,044	127,949
Performance shares and units vested	144,080	127,076	135,418	135,525
Dividend equivalent shares vested	25,569	21,934	29,434	25,646
Total Shares(1)	305,699	259,763	301,896	289,119
Performance shares and units granted(2)	69,370	66,474	75,476	70,440
Weighted Average Shares Outstanding - Basic	68,430,841	71,312,326	76,674,046	72,139,071
Burn Rate	14.6%	12.4%	14.4%	13.8%
(1)	Reflects the aggregate amount of restricted shares and RSUs granted, and performance shares vested
(2)	Reflects performance share awards granted in the applicable year based on the achievement of “target” performance goals.
•
As of December 31, 2021, there were 695,423 shares remaining available for future grants under the 2015 Plan (assuming that outstanding performance-based awards are earned at “target” levels of performance). Following the grant of the Annual 2022 Awards (which cover 158,493 shares of time-based restricted stock and 66,369 shares of performance-based restricted stock (assuming “target” levels of performance)), and after adjustments for any forfeited or expired shares since December 31, 2021, 545,224 shares remained available for future grants.

•
We have historically sought to maintain the dilution attributable to our equity-based awards within reasonable levels. Dilution is the total number of shares subject to equity awards granted divided by the total number of common shares outstanding at the end of the year. In 2019, 2020 and 2021, our total potential dilution associated with the 2015 Plan was 0.41%, 0.33% and 0.36%, respectively. As of April 14, 2022, following the grant of the Annual 2022 Awards, a total of 381,649 shares of time-based restricted stock and 216,266 shares of performance-based restricted stock (assuming “target” levels of performance) were outstanding under the 2015 Plan. When taking into account the shares remaining available under the 2015 Plan for future grants, the total potential dilution associated with the 2015 Plan prior to the adoption of the Amended Plan was under 1%, based on 80,363,738 shares outstanding as of

April 14, 2022. If approved, the additional 1,500,000 shares being requested would increase the potential dilution associated with the Amended Plan by approximately 2%, based on 80,363,738 shares outstanding as of April 14, 2022. As of April 14, 2022, the closing price of a share of our common stock as reported on the NYSE was $29.01.
•
If we exhaust the share reserve under the 2015 Plan without approval of the Amended Plan, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with our shareholders.

In light of the factors described above, and the fact that the ability to continue to grant equity-based compensation is vital to our ability to attract and retain employees in the competitive labor markets in which we compete, the Board believes that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.
If this Proposal Four is adopted, a maximum of 3,600,000 shares of our common stock will be reserved for issuance under the Amended Plan, which includes 545,224 shares available for future issuance remaining out of the initial 2,100,000 shares, under our 2015 Plan prior to the adoption of this Proposal Four (assuming that outstanding performance-based awards are earned at “target” levels of performance). In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all shareholders.
Shareholder Approval
Approval of the Amended Plan will constitute approval pursuant to the NYSE shareholder approval requirements applicable to equity compensation plans.
If our shareholders do not approve the Amended Plan pursuant to this Proposal Four, the proposed additional shares will not become available for issuance, the 2015 Plan will continue in full force and effect, and we may continue to grant equity-based awards under the 2015 Plan subject to shares remaining available for grant under the 2015 Plan.
Material Terms of the Amended Plan
Eligibility and Administration. Our non-employee directors, as well as employees and consultants of the Company or any of its affiliates are eligible to receive awards under the Amended Plan. Currently, approximately 30 employees, seven non-employee directors and zero consultants are eligible to participate in the Amended Plan.
The Amended Plan is administered by our Board (with respect to awards to non-employee directors) and by our Compensation Committee (with respect to other participants), each of which may delegate some or all of its authority with respect to the Amended Plan and awards to one or more directors of the Company, the Chief Executive Officer of the Company and/or any other designated officer of the Company (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under the Amended Plan, Section 16 of the Exchange Act and/or stock exchange rules. The plan administrator has the authority to make all determinations and interpretations under the Amended Plan, subject to its express terms and conditions, including the authority to designate persons eligible for awards, determine the type of award and number of shares covered by each award, determine the terms and conditions of any award (including any vesting and vesting acceleration conditions), prescribe the form of each award agreement evidencing an award, amend, modify or supplement the terms of any outstanding award, and interpret and administer the Amended Plan and any award agreement.
Limitation on Awards and Shares Available. Subject to adjustment as provided in the Amended Plan, the maximum number of shares of our common stock reserved for issuance under the Amended Plan is equal to 1,500,000 shares (the “Overall Share Limit”), which shares may be authorized but unissued shares or shares purchased in the open market. As of April 14, 2022, there were 545,224 shares remaining available for grant under the 2015 Plan (assuming that outstanding performance-based awards are earned at “target” levels of performance). If this Proposal Four is approved, then an aggregate of 1,500,000 shares of our common stock will be reserved for issuance under the Amended Plan, which includes 2,045,224 shares available for future issuance (assuming that outstanding performance-based awards are earned at “target” levels of performance). Any of the shares of common stock reserved and available for issuance under the Amended Plan may be used for any type of award under the Amended Plan.
If any shares of our common stock underlying an award are not purchased or are forfeited or expire or if an award otherwise terminates without delivery of any shares subject thereto or is settled in cash in lieu of shares, then the number of shares counted against the Overall Share Limit with respect to such award will, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making awards under the Amended Plan. The number of shares of our common stock available for issuance under the Amended Plan will not be increased by the following: (i) shares tendered, withheld or subject to an award granted under the Amended Plan surrendered in connection with the purchase of shares upon exercise of an option, (ii) shares that were not issued upon the net settlement or net exercise of a stock-settled stock appreciation rights (“SARs”), (iii) shares deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, or (iv) shares purchased by the Company with proceeds from option exercises. Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended Plan.
The maximum number of shares of our common stock subject to one or more awards granted under the Amended Plan in any fiscal year to any one participant, other than a non-employee director, is 750,000 shares. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period to any participant under the Amended Plan is $10,000,000. The maximum aggregate value of cash compensation and equity-based awards which may be granted to a non-employee director under the Amended Plan in any fiscal year is $750,000 (increased from $500,000 which only covered a maximum aggregate value of equity-based awards under the 2015 Plan).
Awards. The Amended Plan provides for the grant of awards of nonqualified stock options (“NSOs”), SARs, restricted stock, restricted stock units (“RSUs”), deferred stock units (“DSUs”), unrestricted stock, dividend equivalent rights, performance shares, other performance-based awards, other equity-based awards and cash bonus awards. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards, other than cash awards, will generally be settled in shares of our common stock, but the plan administrator may provide for an award to be settled in cash, shares or a combination thereof. The Amended Plan provides that no award will vest prior to the one-year anniversary of the applicable grant date and that no performance-based award will have a performance period that is less than 12 months, other than (i) with respect to a maximum of 5% of the Overall Share Limit, (ii) in connection with the applicable participant’s death or incapacity or (iii) in connection with certain corporate transactions.
A brief description of each award type follows.
•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years, except as necessary to comply with applicable law with respect to options granted to participants based outside the United States. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, less the applicable exercise price. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•
Restricted Stock, RSUs and DSUs. An award of restricted stock consists of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met. RSUs and DSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Awards of restricted stock, RSUs and DSUs may be subject to a purchase price. Delivery of the shares underlying these awards may be deferred, if the plan administrator permits such a deferral, on the terms and conditions established by the plan administrator.

Conditions applicable to restricted stock, RSUs and DSUs may be based on continued employment or service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Dividends payable in respect of restricted stock awards are only paid out to the extent that the vesting conditions of the underlying award are satisfied.
•
Performance Shares and Performance-Based Awards. Performance-based awards consist of any award under the Amended Plan (including awards of performance shares) that is subject to vesting or payment based on the attainment of specified performance goals or such other criteria established by the plan administrator.

•
Unrestricted Stock, Other Equity-Based Awards and Cash Awards. Awards of unrestricted stock consist of fully vested shares of our common stock that may, but need not, be made in lieu of any cash compensation otherwise payable to any participant. Other equity-based awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•
Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with other awards, other than stock options or SARs. Dividend equivalents are only paid out to the extent that the vesting conditions of the underlying award are subsequently satisfied.

Performance Criteria. For purposes of the Amended Plan, the performance goals upon which the vesting or payment of performance-based awards may be conditioned may include one or more of the following criteria, as determined by the plan administrator and set forth in the applicable award agreement: (a) net earnings or net income; (b) operating earnings; (c) pretax earnings; (d) earnings per share; (e) share price, including growth measures and total stockholder return; (f) new unit growth; (g) new unit return on investment; (h) earnings before interest and taxes; (i) earnings before interest, taxes, depreciation, and/or amortization; (j) earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the following: (i) rent costs, (ii) stock-based compensation expense, (iii) income from discontinued operations, (iv) gain on cancellation of debt, (v) debt extinguishment and related costs, (vi) restructuring, separation, and/or integration charges and costs, (vii) reorganization and/or recapitalization charges and costs, (viii) impairment charges, (ix) merger-related events, (x) gain or loss related to investments, (xi) sales and use tax settlements and (xii) gain on non-monetary transactions); (k) sales or revenue growth or targets, whether in general or by type of product, service, or customer; (l) gross or operating margins; (m) return measures, including return on assets, capital, investment, equity, sales, or revenue; (n) cash flow (including operating cash flow or fund from operations, free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to clause (h) above) less capital expenditures, levered free cash flow, defined as free cash flow less interest expense, cash flow return on equity and cash flow return on investment); (o) productivity ratios; (p) costs, reductions in cost, and cost control measures; (q) expense targets; (r) market or market segment share or penetration; (s) financial ratios as provided in credit agreements of the Company and its subsidiaries; (t) working capital targets; (u) completion of acquisitions of businesses or companies; (v) completion of divestitures and asset sales; (w) regulatory achievements or compliance; (x) customer satisfaction measurements; (y) execution of contractual arrangements or satisfaction of contractual requirements or milestones; (z) product development achievements; and (aa) any combination of the foregoing business criteria.
Performance under any of the performance measures described above may be used to measure the performance of (i) the Company and its subsidiaries and affiliates as a whole or any combination thereof, or (ii) any one or more business units or operating segments of the Company, any of its subsidiaries and/or affiliates, as determined by the plan administrator. The performance criteria may also be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the plan administrator for such comparison, and may be stated as a combination of one or more performance goals, and on an absolute or relative basis. In addition, the plan administrator, in its sole discretion, may select the performance measure described in “(e)” above (i.e., the performance goal relating to “share price, including growth measures and total stockholder return”) for comparison to performance under one or more stock market indices designated or approved by the plan administrator. The plan administrator has the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance criteria listed above.
Certain Transactions. In the event of certain transactions and events affecting our common stock, such as (i) reorganizations, mergers or consolidations that do not constitute a “change in control” (as defined in the Amended Plan) or (ii) stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, spin-offs or other increases or decreases in shares of our common stock effected without receipt of consideration by the Company, the plan administrator will make proportionate adjustments to the Amended Plan and outstanding awards.
Except as otherwise provided in an individual award agreement, in the event of a change in control of our Company, if awards are not assumed or continued in connection with the change in control, then all such awards will become fully vested and exercisable immediately prior to the change in control, with performance-based awards becoming fully vested at the greater of (i) “target” level of performance and (ii) actual achievement of applicable performance goals pro-rated to reflect the partial performance period through the date of the change in control. In addition, in connection with a change of control in which awards are not assumed, the plan administrator will: (1) cause any outstanding awards to terminate in exchange for a cash or stock payment equal to the value of the award (less any applicable exercise price) and/or (2) give the participants the right to exercise the awards during a period of no less than 15 days prior to the closing of the change in control.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments. The plan administrator may modify award terms, and/or supplement or adjust other terms and conditions of awards, subject to certain limitations set forth in the Amended Plan, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to mandatory repayment by the applicable participant to the Company pursuant to the provisions of any claw-back policy implemented by our Company, applicable law and/or the applicable award agreement. With limited exceptions for transfers (not for value) of options and SARs to certain “family members” (as defined in the Amended Plan), awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. The payment of any tax withholding, exercise price and/or purchase price obligations arising in connection with awards under the Amended Plan is generally required to be in the form of cash or check. However, the plan administrator may, in its discretion, accept shares of our common stock that meet specified conditions or such other form of consideration that is consistent with applicable law.
Plan Amendment and Termination. The Board may amend, suspend, or terminate the Amended Plan at any time; however, no amendment, suspension or termination of the Amended Plan will, without the consent of the applicable participant, impair the rights or obligations under any award then-outstanding under the Amended Plan. The effectiveness of any amendment to the Amended Plan will be contingent on approval of such amendment by the Company’s shareholders, to the extent provided by the Board or required by applicable laws. Except in connection with certain changes in our capital structure, shareholder approval is also required for any amendment to the Amended Plan that “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the Amended Plan after the tenth anniversary of the date on which our shareholders approve the Amended Plan.
Federal Income Tax Consequences
The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.
Non-Qualified Stock Options. If a participant is granted a NSO under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: (i) SARs are taxed and deductible in substantially the same manner as NSOs; (ii) nontransferable restricted stock awards subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate income recognition as of the date of grant pursuant to an election under Section 83(b) of the Code); and (iii) RSUs, deferred stock units, performance-based awards, unrestricted stock, dividend equivalent rights, cash awards and other equity-based awards are generally subject to tax at the time of settlement or payment.
Excess Parachute Payments
Section 280G of the Code limits the deduction that an employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment” (within the meaning of Section 280G of the Code). Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a recipient may receive to $1,000.00 less than the greatest amount of any such payments that can be paid to the recipient without the imposition of any excise tax under Section 4999 of the Code, but only if the after-tax value of the unreduced payments would be equal to or less than 110% of the after-tax value of the reduced payments. The Amended Plan does not provide for any excise tax gross-ups.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including certain stock options, SARs and RSU programs. Generally speaking, Code Section 409A does not apply to non-discounted NSOs and SARs, if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Code Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits
Except with respect to the grants of RSU awards that will be awarded to each non-employee director serving on our Board on the date of this Annual Meeting, as reflected in the table below, the benefits or amounts that may be received or allocated to employees, consultants and directors under the Amended Plan following the date of this Annual Meeting will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor Compensation Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this Annual Meeting. Therefore, it is not possible to determine the future benefits or amounts that will be received by these participants under the Amended Plan, or the benefits or amounts that would have been received by such participants if the Amended Plan had been in effect in the year ended December 31, 2021.
Name and Position	Dollar Value ($)(1)	Number of Units (#)
Named Executive Officers:
William H. Lenehan, President and Chief Executive Officer	—	—
Gerald R. Morgan, Chief Financial Officer	—	—
James L. Brat, Chief Transaction Officer, General Counsel and Secretary	—	—
All Current Executive Officers as a Group (three persons)	—	—
All Current Non-Executive Directors as a Group (seven persons)	$802,500	(2)
All Employees, Excluding Executive Officers, as a Group (30 persons)	—	—
(1)
Pursuant to our director compensation policy, each non-employee director serving on our Board on the date of this Annual Meeting is expected to be granted an award of RSUs with an aggregate value equal to $100,000; Mr. Moody, the Chairperson of our Board, is expected to be granted an additional RSU award with an aggregate value of $47,500. These awards are expected to vest on the first anniversary of the applicable grant date. For additional information on these RSU awards and our director compensation policy, see the section titled “Director Compensation” elsewhere in this proxy statement. In addition to the annual RSU award grants, Eric Hirschhorn elected to receive his annual cash retainer of $55,000 in the form of RSU awards.

(2)
The aggregate number of RSUs to be granted to our non-employee directors at the Annual Meeting will be determined based on the value of a share of our common stock on the grant date and, accordingly, cannot be determined at this time.

Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the 2015 Plan as of April 14, 2022. The per share market value of our stock on that date was $29.01.
Certain awards set forth in this table for the named executive officers were granted in 2021 and, therefore, also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards. Certain awards set forth in this table for our non-employee directors were granted in 2021 and therefore also are included in the Director Compensation Table set forth in this proxy statement and are not additional awards.
Name and Position	Common Stock (#)(1)	Shares Subject to Time-Based Awards (#)(2)	Shares Subject to Performance- Based Awards (#)(3)	Shares Issued as DEUs
Named Executive Officers:
William H. Lenehan, President and Chief Executive Officer	30,676	195,719	244,028	51,321
Gerald R. Morgan, Chief Financial Officer	10,241	57,271	72,444	14,989
James L. Brat, Chief Transaction Officer, General Counsel and Secretary	9,635	41,807	41,803	8,245
All Current Executive Officers as a Group (three persons)	50,552	294,797	358,275	74,555
All Current Non-Executive Directors as a Group (seven persons)	0	110,794	0	5,267

Name and Position	Common Stock (#)(1)	Shares Subject to Time-Based Awards (#)(2)	Shares Subject to Performance- Based Awards (#)(3)	Shares Issued as DEUs
Current Non-Executive Director Nominees:
John S. Moody	0	29,297	0	2,893
Douglas B. Hansen	0	20,237	0	2,057
Eric S. Hirschhorn	0	14,563	0	294
Charles L. Jemley	0	15,506	0	23
Marran H. Ogilvie	0	20,237	0	0
Toni Steele	0	5,477	0	0
Liz Tennican	0	5,477	0	0
Each Associate of any such Directors, Executive Officers or Nominees	0	0	0	0
Each Other Person who Received or are to Receive 5% of Such Options or Rights	0	0	0	0
All Current and Previous Employees, Excluding Executive Officers, as a Group (38 persons)	2,264	173,006	57,113	8,751
(1)	Amounts reflected include fully vested shares of our common stock issued to our named executive officers in 2021 with respect to the 2020 annual bonus program.
(2)	Amounts include time-based restricted stock and RSU awards.
(3)	Amounts reflected are based on “target” levels of performance.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOUR CORNERS PROPERTY TRUST, INC. AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN.

CORPORATE GOVERNANCE
Corporate Governance Profile
The Board believes that our corporate governance structure closely aligns the Company’s interests with those of our stockholders. Notable features of our corporate governance structure that evidence our commitment to good corporate governance include the following:
•	we have an independent chairperson of the Board;
•	our Board is not staggered, with each of our directors subject to re-election annually;
•	our bylaws require that, in an uncontested election, director nominees must be elected by a majority of votes cast;
•
of the eight persons who serve on our Board, seven, or 88% of our directors, have been determined by us to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	all of our committee members are independent;
•	we have regular executive sessions consisting of only the independent directors;
•	we have determined that all three of our directors serving on the Audit and Risk Committee qualify as “audit committee financial experts” as defined by the SEC;
•
we have a stock ownership policy for our non-employee directors and named executive officers, including that our non-employee directors must own shares of our common stock equal to a market value of at least $400,000, our CEO is required to own shares of our common stock equal to at least 6x his annual base salary and our other named executive officers must own shares of our common stock equal to at least 3x their annual base salary. See “—Stock Ownership Policy” below for more information;

•
we have a clawback provision in our equity compensation plan and equity award agreements, as well as a clawback policy that is applicable to all of our named executive officers that applies to all cash and equity-based compensation;

•
we prohibit officers, directors and employees from engaging in short sales and hedging of our securities and from holding our securities in margin accounts or otherwise pledging our securities as collateral;

•	executives do not receive any perquisites not generally available to all corporate employees;
•	our Compensation Committee retains an independent compensation consultant;
•	we believe transparency in our business activities is important to our stockholders and we report on acquisitions and dispositions of real estate properties when they occur;
•	we do not currently provide any acquisition or earnings guidance and instead focus on creating long-term stockholder value;
•	we do not use corporate funds for political or charitable donations (although we encourage our stockholders to be personally charitable);
•
we have opted out of the Maryland business combination and control share acquisition statutes, and we cannot opt back in without approval of at least a majority in voting power of our outstanding common stock;

•	we maintain high ethical standards and do not acquire any properties that are not aligned with our social responsibility to the communities in which we do business; and
•	we are committed to diversity, with 38% of our board being female and 13% of our board consisting of underrepresented groups.
Our Board
Our Board currently consists of eight directors. Our charter and bylaws provide that the number of directors constituting our Board may be increased or decreased by a majority vote of our entire Board, provided the number of directors may not be decreased to fewer than one, the minimum number required under the Maryland General Corporate Law nor, unless our bylaws are amended, more than 15 directors.
During 2021, the Board held ten meetings. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).
There are no family relationships among our executive officers and directors.
Identifying and Evaluating Director Nominees.
Our Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes in detail the process we use to fill vacancies and add new members to the Board. The Director Nomination Protocol is available at www.fcpt.com under Investors — Corporate Governance, as Appendix A to the Nominating and Governance Committee charter.
In identifying or selecting nominees for the Board, the Company’s Corporate Governance Guidelines and related Director Nomination Protocol provide that the Company seeks board members who will bring to the board a deep and wide range of experience in the business world, and have diverse problem-solving talents. We seek people who have demonstrated high achievement in business or another field, so as to enable them to provide strategic support and guidance for the Company. Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our stockholders in a manner consistent with our core values (integrity and fairness, respect and caring, diversity, always learning—always teaching, teamwork and excellence). While the Board does not have a formal diversity policy, the guidelines further provide that the Company strives to maintain a board that reflects the gender, ethnic, racial, age, geography and other diversity of our work force, and also fosters diversity of thought. The guidelines further note that recruiting, hiring and nurturing the careers of women and minorities are top priorities and that the Company also intends to maintain the diversity of its Board.
We also will consider the candidate’s independence under applicable NYSE listing standards and our Corporate Governance Guidelines. In identifying and evaluating nominees for the Board, the Board assesses the background of each candidate in a number of different ways including a wide variety of qualifications, attributes and other factors and recognizes that diverse viewpoints, backgrounds and experiences enhance the Board’s effectiveness. When reviewing and making initial recommendations on new candidates, the Nominating and Governance Committee considers how each prospective member’s unique background, expertise and experience will contribute to the Board’s overall perspective and ability to govern. The Nominating and Governance Committee also considers recommendations for director candidates provided by third-party search firms, which the Company retains from time to time to help identify potential candidates.
Candidates Recommended by Stockholders. Under the Nominating and Governance Committee’s Director Nomination Protocol, stockholders may recommend nominees for director to the Nominating and Governance Committee, and the Nominating and Governance Committee will consider candidates recommended by stockholders. The Nominating and Governance Committee will evaluate nominees recommended by stockholders in the same manner as those recommended by the Nominating and Governance Committee. Stockholders wishing to submit recommendations of director candidates for consideration by the Nominating and Governance Committee should send the candidate’s name and qualification to our Corporate Secretary at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.
Board Leadership Structure
The Company’s Corporate Governance Guidelines provide that the positions of Chairperson of the Board and CEO be held by separate persons and that the position of Chairperson be held by an independent director. The Board believes that separating the roles of Chairperson and CEO allows for better alignment of corporate governance with stockholder interests and aids in the Board’s oversight of management and the Board’s ability to carry out its roles and responsibilities on behalf of the stockholders. The Board also believes that the separation of the roles of Chairperson and CEO allows the CEO to focus more of his time and energy on operating and managing the Company and leverages the Chairperson’s experience. The Chairperson presides at all executive sessions of independent directors. The current Chairperson of the Board is John S. Moody, who has extensive experience as a director and executive in numerous real estate companies, including several REITs. For more information, see Mr. Moody’s biography above under “Proposal One: Election Of Directors.”
In the event the Chairperson is not independent, the independent directors will designate one independent director to serve as the Lead Director until an independent Chairperson is appointed. The Lead Director, if any, will preside at all meetings of the Board at which the non-independent Chairperson of the Board is not present, including the Board’s executive sessions of independent directors, and serve as liaison between a non-independent Chairperson of the Board and the independent directors. The independent Chairperson approves Board meeting agendas, including approving meeting schedules to assure that there is sufficient time for discussion of all agenda items, and other information sent to the Board, advises the committee chairs with respect to agendas and information needs relating to committee meetings, and performs other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities. The Lead Director, if any, will serve for a term as the Board determines but not less than one year. The independent directors may meet without management present at any other times as determined by the independent Chairperson or Lead Director, as applicable.
Committees of the Board of Directors
Our Board has a standing Audit and Risk Committee, Compensation Committee and Nominating and Governance Committee. Each of these committees must be composed exclusively of independent directors. The Audit and Risk Committee must have at least three directors; the Compensation Committee and Nominating and Governance Committee must each have at least two directors. Our Board has also established a standing Investment Committee and may from time to time establish other committees to facilitate the management of the Company.
The following table is a summary of our committee structure and members on each of our committees:
	Audit and Risk Committee	Compensation Committee	Nominating and Governance Committee	Investment Committee
William H. Lenehan
John S. Moody		X		X (Chair)
Douglas B. Hansen		X (Chair)	X	X
Eric S. Hirschhorn		X		X
Charles L. Jemley	X (Chair)		X
Marran H. Ogilvie	X	X	X (Chair)
Toni Steele		X		X
Liz Tennican	X		X
The Audit and Risk Committee, Compensation Committee, Nominating and Governance Committee and Investment Committee each operate under written charters adopted by the Board. The charters for the Audit and Risk Committee, Compensation Committee and Nominating and Governance Committee are available on our website at www.fcpt.com under Investors — Corporate Governance.
Audit and Risk Committee
The Audit and Risk Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the board of directors. The primary duties of the Audit and Risk Committee are to, among other things:
•
meet periodically with management, the independent auditor and the internal auditor to review the integrity of the Company’s internal controls over financial reporting, including the process for assessing risk of fraudulent financial reporting and detection of material control weaknesses;

•
review and discuss the Company’s annual audited and quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

•	review with financial management and the independent auditor the Company’s quarterly and year-end financial results prior to the public release of earnings;

•
review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls over financial reporting;

•	directly appoint, retain, compensate, oversee, evaluate and terminate the Company’s independent auditor;
•	review and discuss with the independent auditor any audit problems or difficulties encountered during the course of the audit and management’s response thereto;
•	pre-approve all non-audit services to be performed by the independent auditor in accordance with the policy regarding such pre-approval adopted by the Audit and Risk Committee;
•
at least annually, consider the independence of the independent auditor, including a review of any significant engagements of the independent auditor and all other significant relationships with the auditor that could impair its independence, and evaluate the independent auditor’s qualifications, performance and independence;

•	meet with the independent auditor prior to the audit to review its audit plan, including staffing, the scope of its audit and general audit approach;
•
oversee our internal audit function, including confirming that we maintain an internal audit function that reports to the Audit and Risk Committee and provides management and the Audit and Risk Committee with ongoing assessments of the Company’s risk management process and system of internal control and review any significant reports to management prepared by the internal auditor; and

•
At least quarterly, review the Company’s enterprise risk management process by reviewing material risks to the Company, including material risks related to cyber-attacks, environmental concerns such as climate change, social issues or other sources of material risks to the Company.

The Board has determined that each member of the Audit and Risk Committee is independent under the independence requirements set forth by the SEC, in the NYSE listing requirements and the Audit and Risk Committee charter. The Board has determined that each member of the Audit and Risk Committee is financially literate in accordance with the NYSE listing requirements and that Mr. Jemley, Ms. Ogilvie and Ms. Tennican are each an “audit committee financial expert” under applicable SEC rules and regulations. The Audit and Risk Committee met eight times in 2021.
Nominating and Governance Committee
The primary responsibilities of the Nominating and Governance Committee are to, among other things:
•
identify individuals qualified to become members of our Board, consistent with criteria approved by our Board, and recommend to our Board a slate of director nominees for the next annual meeting of stockholders;

•	oversee the evaluation process of the Board and provide advice regarding Board succession;
•	recommend to the Board membership for each committee of the Board;
•	provide oversight of the risks associated with the Nominating and Governance Committee’s other purposes and responsibilities;
•	review the appropriate size, function and needs of the Board;
•
annually review the composition of the Board for skills and characteristics focused on the governance and business needs and requirements of the Company and the qualifications and independence of the members of the Board and its various committees;

•	annually review and advise management regarding social, community and sustainability initiatives; and
•	recommend to our Board certain corporate governance matters and practices.
The Board has determined that each member of the Nominating and Governance Committee is independent under applicable NYSE rules. The Nominating and Governance Committee met four times in 2021.

Compensation Committee
The primary responsibilities of the Compensation Committee are to, among other things:
•
annually review and approve corporate goals and objectives relevant to the President and Chief Executive Officer’s compensation, evaluate the President and Chief Executive Officer in light of those goals and objectives and make recommendations to the other independent directors who will, together with the Compensation Committee, determine and approve the President and Chief Executive Officer’s compensation;

•	review and approve compensation of and compensation policy for the executive officers;
•
annually review and approve the objective performance measures and the performance targets for executive officers participating in the Company’s long-term incentive plans and certify the performance results under such measures and targets;

•
review and make recommendations to our Board, as appropriate, regarding employment agreements, severance arrangements and plans and change in control arrangements for the President and Chief Executive Officer and other executive officers;

•
review and discuss the Company’s compensation discussion and analysis (“CD&A”) with management and recommend to the Board whether to include such CD&A in the Company’s proxy statement and Annual Report on Form 10-K;

•	prepare the compensation committee report for inclusion in the Company’s proxy statement;
•	review the results of any stockholder advisory vote on compensation;
•	oversee the annual review of our compensation policies and practices for all employees;
•	provide oversight of risks associated with the Compensation Committee’s responsibilities under its charter; and
•	administer, or delegate, as appropriate, our various employee benefit programs.
The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data. The Compensation Committee, together with the other independent directors on the Board, determines the compensation for the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee on the compensation for each executive officer other than himself. The Chief Executive Officer does not make recommendations with respect to his own compensation and is not present when his compensation is discussed by the Compensation Committee. The Chief Executive Officer’s recommendations for the other executive officers are based on his personal review of their performance, job responsibilities and importance to our overall business strategy. Although the Chief Executive Officer’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for all executive officers.
Under its charter and the 2015 Plan, the Compensation Committee has the power to delegate the approval of grants to non-executive officers of stock options, restricted stock, restricted stock units and other equity awards under the 2015 Plan. The Compensation Committee delegated such authority with respect to non-executive officers to our President and Chief Executive Officer in February 2016. The Compensation Committee has the power under its charter to delegate its authority to subcommittees if determined by the Compensation Committee to be necessary or advisable. The Compensation Committee has not delegated its authority to subcommittees.
For fiscal year 2021, the Compensation Committee engaged the services of Semler Brossy Consulting Group (“Semler Brossy”), an executive compensation consultant, to provide advice and counsel in carrying out its duties. Semler Brossy provided the Compensation Committee with market data on executive pay practices and levels, and provided recommendations regarding the structure of executive employment arrangements, pay opportunities and equity based incentives.
The Compensation Committee has the sole authority to approve the compensation consultant’s fees and terms of its engagement. The Compensation Committee has reviewed its relationship with Semler Brossy to ensure that it believes that Semler Brossy is independent from management and that there is no conflict of interest resulting from retaining Semler Brossy. This review process includes a review of the services Semler Brossy provides, the quality of those services and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.
The Board has determined that each member of the Compensation Committee meets the independence requirements set forth by the SEC and in the NYSE listing requirements and the Compensation Committee charter. The Compensation Committee met six times in 2021.
Investment Committee
The primary responsibilities of the Investment Committee are to, among other things:
•	adopt investment policies for the Company and review such policies to determine that such policies are in the best interests of the Company’s stockholders;
•
review information provided by management regarding certain potential acquisitions, dispositions, significant lease extensions, significant capital investments and real estate financing arrangements, and convene with management as needed to discuss and assess such opportunities;

•
when appropriate, after review of management’s proposal, recommend to the Board approval of certain proposed acquisitions, dispositions, significant lease extensions, significant capital investments or real estate financing arrangements, provided always that such transaction falls within the Company’s strategy (previously approved by the Board) or, if not, the Investment Committee should explain the exception within their recommendation;

•	review and provide oversight regarding the management and performance of the Company’s assets; and
•	evaluate the investment performance of the Company’s portfolio based on benchmarks that the Board or the Investment Committee may select.
The Investment Committee met seven times in 2021.
Board Oversight of Risk Management
The ultimate responsibility for risk oversight rests with the Board. The Board assesses major risks facing the Company and reviews options for their mitigation. Our Corporate Governance Guidelines provide that the Board may delegate primary responsibility for oversight of specific risks to the committees of the Board.
The Compensation Committee: (i) provides oversight of the risks associated with the responsibilities in its charter; (ii) reviews our incentive and other compensation arrangements to confirm that compensation does not encourage unnecessary or excessive risk taking and review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and executive compensation; (iii) participates at least annually in a joint meeting with the Audit and Risk Committee to oversee management’s risk assessment of the Company’s compensation policies and practices; and (iv) discusses with the Company’s management any disclosures required by Item 402(s) of Regulation S-K relating to the Company’s compensation risk management. The Compensation Committee has reviewed the Company’s compensation policies and practices and has determined that it has no policies or practices that are reasonably likely to have a material adverse effect on the Company.
The Nominating and Governance Committee is responsible for assessing the Board’s role in risk oversight and recommending appropriate disclosures for approval by the Board. In addition, the Nominating and Governance Committee oversees risks related to the Company’s corporate governance, corporate responsibility, director succession planning, political and charitable contributions, insider trading and reputational risk to the extent such risk arises from the topics under discussion.
The charter for the Audit and Risk Committee requires, among other responsibilities, that it reviews the integrity of our internal controls over financial reporting, including the process for assessing risk of fraudulent financial reporting and detection of material control weaknesses. The Audit and Risk Committee also reviews significant financial risk exposures, including off-balance sheet financing, if any, and the steps management has taken to monitor and report such exposures. The Audit and Risk Committee also oversees the Company’s enterprise risk management process and evaluates the policies and practices developed and implemented by management with respect to risk assessment and risk management, which includes risks related to cyber-attacks, the environment, social issues and any other material risks to the Company.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to effectively monitor the risks discussed above.
Board Skills and Diversity
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.
Knowledge, Skills, Experience	Moody	Hansen	Hirschhorn	Jemley	Ogilvie	Steele	Tennican	Lenehan
CORPORATE GOVERNANCE contributes to the Board’s understanding of best practices in corporate governance matters	✔				✔			✔
ENVIRONMENTAL & SUSTAINABILITY contributes to the Board’s oversight and understanding of environmental and sustainability issues and their relationship to the company’s business and strategy						✔	✔
EXECUTIVE COMPENSATION contributes to the Board’s ability to attract, motivate and retain executive talent and to align compensation programs with shareholder interests	✔	✔	✔	✔	✔	✔
FINANCE/CAPITAL MARKETS valuable in evaluating FCPT’s capital structure, capital allocation and financial strategy (dividends/debt and equity issuances/stock repurchases/financing)	✔	✔		✔	✔		✔	✔
FINANCIAL REPORTING/ACCOUNTING EXPERIENCE critical to the oversight of the company’s financial statements and financial reports				✔	✔		✔
INDUSTRY BACKGROUND contributes to a deeper understanding of our business strategy, operations, and competitive environment	✔		✔			✔		✔
INVESTOR RELATIONS contributes to the Board’s understanding of shareholder concerns and perceptions		✔	✔	✔			✔	✔
PUBLIC COMPANY EXECUTIVE EXPERIENCE contributes to the Board’s understanding of operations and business strategy and demonstrates leadership ability	✔	✔	✔	✔	✔			✔
RISK MANAGEMENT contributes to the identification, assessment and prioritization of significant risks facing the company		✔	✔			✔
Tenure and Independence
Tenure (Years)	6	6	4	4	6	1	1	6
Independence	Y	Y	Y	Y	Y	Y	Y	N
Demographic Background
Age (Years)	73	64	40	58	53	61	53	45
Gender Identity (Man/Woman)	M	M	M	M	W	W	W	M
LGBTQ						✔
Ethnically Diverse

We are committed to diversity and recognize the benefits of having a diverse Board. In particular, the Nominating and Governance Committee is resolved to strengthen its commitment to diversity by actively seeking to identify qualified ethnically diverse candidates for appointment. We view increasing diversity at the Board level as essential to maintaining our competitive advantage and supporting the attainment of our strategic objectives. Not only does diversity promote the inclusion of different perspectives and ideas, and ensure that we have the opportunity to benefit from all available talent, but having a diverse Board also makes prudent business sense and makes for better corporate governance. We believe that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender, cultural and other distinctions between directors. These differences are considered in determining the optimum composition of our Board. All Board appointments are based on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective. Our Nominating and Governance Committee regularly reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors.
In addition to the Nominating and Governance Committee’s search for ethnically diverse candidates, we will continue to ensure that our commitment to diversity is effectively implemented by annually reviewing and assessing the size, composition and operation of the Board, annually considering the recommendation of candidates for appointment or nomination to the Board based upon an assessment of the independence, skills, qualifications and experience of potential candidates and, when required, engaging qualified external advisors to assist the Board in conducting a search for candidates who meet the Board’s skills and diversity criteria. The Board will routinely assess whether the Board is composed of appropriately qualified members with a broad range of expertise relevant to the Company’s business.
Corporate Governance Guidelines
The Board has adopted a set of governance guidelines, the Four Corners Property Trust, Inc. Corporate Governance Guidelines, which are designed to promote the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to director responsibilities, Board composition and member selection, Board independence, Board meetings and involvement of senior management, management succession planning, related party transactions, communications between directors and stockholders, Board committees and the evaluation of senior management and the Board. The Board reviews our Corporate Governance Guidelines at least annually and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of the Corporate Governance Guidelines is available on our website at www.fcpt.com under Investors – Corporate Governance.
Code of Ethics
Our Code of Business Conduct and Ethics applies to all of our employees, including our principal executive officer, principal financial officer, chief accounting officer and our other officers. The Code of Business Conduct and Ethics sets forth our policy to operate within the letter and spirit of all applicable laws and regulations, while conducting our business with regard to our core values of integrity and fairness, respect and caring, diversity, teamwork and excellence. A copy of the Code of Business Conduct and Ethics is available on our website at www.fcpt.com under Investors — Corporate Governance. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting such information on our website.
Prohibition on Short Sales, Hedging, Pledging and Margin Accounts
Our Insider Trading Policy prohibits our officers, directors and all other employees from (i) engaging in short sales, (ii) buying or selling put or call positions or other derivative securities based on our securities, (iii) buying financial instruments designed to hedge or offset any decrease in the market value of our securities, and (iv) frequent trading of our securities to take advantage of fluctuations in share price. In addition, all of our officers and directors are prohibited from holding out securities in margin accounts or otherwise pledging our securities as collateral.
Stock Ownership Policy
We have a stock ownership policy for our non-employee directors and named executive officers. Our non-employee directors are required to own shares of our common stock or common stock equivalents that have a market value equal to at least $400,000. Our CEO is required to own shares of our common stock or common stock equivalents that have a market value equal to at least six times his annual base salary and our other named executive officers must own shares of our common stock or common stock equivalents that have a market value equal to at least three times their annual base salary. Under the stock ownership policy, a non-employee director must hold 75%, and a named executive officer must hold 50%, of any net after tax shares issued to him or her until he or she achieves the required stock ownership level. In addition to stock granted to our named executive officers for compensation, all of our named executive officers have purchased shares of our common stock with personal funds. As of December 31, 2021, all of our non-employee directors and named executive officers were in compliance with our stock ownership policy.
Communications with the Board
Any stockholder or other interested party may contact the Board, including any non-employee director or the non-employee directors as a group, or the Chairperson by writing to our Corporate Secretary at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board, the Chairperson or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.
Attendance of Directors at Annual Meetings of Stockholders
While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. All eight directors serving as of June 11, 2021 attended the 2021 Annual Meeting of stockholders held on June 11, 2021.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has ever been an executive officer of the company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served on any compensation committee (or its equivalent) of any other entity, the executive officers of which served as a director of the Company or a member of our Compensation Committee.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Four Corners Property Trust, Inc. (the “Company”) assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation and presentation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and the integrity of the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements and for expressing an opinion on the conformity of the consolidated financial statements with GAAP. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and KPMG, management’s report on the operating effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, including KPMG’s related report thereon.
The Audit Committee supervises the relationship between us and our independent registered public accounting firm, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, approving the fees for their services, and confirming their independence. With regard to the fiscal year ended December 31, 2021, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of December 31, 2021, and for the year then ended; (ii) discussed with KPMG LLP, the independent auditors, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”); (iii) received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with KPMG LLP their independence. Based on the foregoing, the Audit Committee has satisfied itself as to the independence of KPMG. KPMG has served as our independent registered public accounting firm since 2015.
Based on the review and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The Audit and Risk Committee:
Charles L. Jemley, Chairperson
Marran H. Ogilvie
Liz Tennican
The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION COMMITTEE REPORT
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Four Corners Property Trust, Inc. (the “Company”) reviews and discusses the Company’s compensation discussion and analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management and recommends to the Board whether to include such CD&A in the Company’s proxy statement and Annual Report on Form 10-K.
The Compensation Committee has reviewed and discussed the CD&A with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s proxy statement for the Company’s 2022 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Compensation Committee:
Douglas B. Hansen, Chairperson
Eric S. Hirschhorn
John S. Moody
Marran H. Ogilvie
Toni Steele
The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act, or the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

DIRECTOR COMPENSATION
Director Compensation Policy
Our director compensation policy provides that each non-employee director will receive (i) a base annual cash retainer of $55,000, payable in quarterly installments, in arrears, and (ii) an annual award of $100,000 in restricted stock units (“RSUs”) of the Company under the 2015 Plan, granted on the date of our annual meeting of stockholders, which will vest on the first anniversary of the applicable grant date. Additionally, each new member of the Board who is appointed to the Board other than on the date of our annual meeting of stockholders shall, upon being appointed to the Board, receive a prorated award of RSUs, which will vest on the date of the first annual meeting of stockholders following the applicable grant date.
Each non-employee director will receive an award of dividend equivalent rights (“DERs”) with respect to each RSU granted to the director for all dividends and distributions in cash, shares of the Company’s common stock or other property which are paid on one share of the Company’s common stock, and all such DERs will be deemed to be reinvested in additional RSUs as of the payment date for such dividend or distribution. Each additional RSU that results from such deemed reinvestment of DERs will be subject to the same terms and conditions (including vesting) as the underlying RSU. Each non-employee director may (but is not required to) elect to defer the receipt of shares of the Company’s common stock that would otherwise be payable upon vesting of the RSU, including annual RSU awards and any additional RSUs received as a result of the deemed reinvestment of DERs, in accordance with procedures as may be established by the Compensation Committee. With respect to 2021, five of our non-employee directors (Messrs. Hirschhorn and Jemley and Mmes. Ogilvie, Steele and Tennican) elected to defer receipt of their shares.
On June 9, 2021, the Compensation Committee and the Board of directors approved an updated director compensation policy. Under the director compensation policy, the non-executive Chairperson of the Board or lead independent director, if appointed, will receive an additional cash retainer of $27,500, payable in quarterly installments, in arrears, and an additional annual award of $47,500 in RSUs, which will vest on the first anniversary of the applicable grant date. The chairpersons of the Audit and Risk Committee, Compensation Committee, Nominating and Governance Committee and Investment Committee of the Board will receive additional annual cash retainers as follows: $15,000 to the Chairperson of the Audit and Risk Committee; and $10,000 to each of the Chairperson of the Compensation Committee, Nominating and Governance Committee and the Investment Committee, in each case payable in quarterly installments, in arrears.
Non-employee directors may elect to receive all or a portion of any annual cash retainer (including cash retainers for service as chairperson of any committee or for service as non-executive Chairperson of the Board or lead independent director) in fully vested RSUs. Each non-employee director will receive an award of DERs with respect to each such RSU granted to the director in lieu of his or her annual cash retainer. Each non-employee director may (but is not required to) elect to defer the receipt of shares of the Company’s common stock that would otherwise be payable upon vesting of any such RSUs in accordance with procedures as may be established by the Compensation Committee. With respect to 2021, Eric Hirschhorn was the only director who elected to receive his annual cash retainer in the form of RSUs. The Company will also reimburse each of the directors for his or her out-of-pocket expenses incurred in connection with the performance of Board duties.
Equity Awards Granted to Directors in 2021
On June 11, 2021, at our 2021 Annual Meeting of stockholders, Mr. Moody, as the Chairperson of our Board, was granted an award of 5,154 RSUs and each other non-employee director then-serving on the Board was granted an award of 3,495 RSUs (other than with respect to Mr. Szurek, whose service on our Board ended at the 2021 Annual Meeting). Each such RSU award is scheduled to vest on June 10, 2022, the date of our next Annual Meeting, and will be settled in stock following vesting (unless the applicable director elects to defer such settlement, as described above).
Director Stock Ownership Policy
We believe that equity ownership by our non-employee directors further aligns their interests with our stockholders’ interests. To that end, we maintain a Stock Ownership Policy that applies to all of our non-employee directors. Pursuant to such policy, each non-employee director is required to own shares of our common stock or common stock equivalents that have a market value equal to at least $400,000. Each director is required to retain 75% of net shares (after payment of applicable taxes) received by the director from any equity award until the applicable stock ownership requirement is achieved. As of December 31, 2021, all of our non-employee directors were in compliance with our Stock Ownership Policy.
Director Compensation Table
The following table presents information regarding the compensation earned in 2021 by non-employee directors who served on the Board during the year. The compensation paid to Mr. Lenehan, our CEO, is presented below in the section entitled “Executive Compensation—2021 Summary Compensation Table.” Mr. Lenehan does not receive any compensation for his services as a member of the Board, including any grants of RSUs.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John S. Moody	89,162	147,500	236,662
Douglas B. Hansen	62,775	100,000	162,775
Eric S. Hirschhorn	52,775	100,000	152,775
Charles L. Jemley	67,775	100,000	167,775
Marran H. Ogilvie	62,775	100,000	162,775
Toni Steele	52,775	100,000	152,775
Paul E. Szurek	22,253	0	22,253
Liz Tennican	52,775	100,000	152,775
(1)
Amounts reported in fiscal 2021 include the aggregate grant date fair value of the RSUs granted to the non-employee directors in 2021, each calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs granted to the non-employee directors in 2021 is equal to the number of RSUs granted to the director (5,154 for Mr. Moody and 3,495 for each other non-employee director (other than with respect to Mr. Szurek)) multiplied by the closing market price of our common stock on the applicable date of grant ($28.62 on June 11, 2021).

(2)
At our 2021 Annual Meeting, Mr. Szurek did not stand for re-election to our Board. Accordingly, amounts shown for Mr. Szurek are pro-rated for his partial year of service and he did not receive a grant of RSUs in 2021.

The table below shows the aggregate number of RSU awards held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.
Name	RSUs Outstanding at Fiscal Year End (#)
John S. Moody	5,269
Douglas B. Hansen	3,573
Eric S. Hirschhorn(1)	7,508
Charles L. Jemley(1)	15,577
Marran H. Ogilvie(1)	25,083
Toni Steele(1)	5,645
Liz Tennican(1)	5,645
(1)
Amounts include RSUs which have vested, but have not yet been settled in shares of our common stock, pursuant to the director’s election to defer settlement thereof (3,935 for Mr. Hirschhorn; 12,004 for Mr. Jemley; 21,510 for Ms. Ogilvie; 2,072 for Ms. Steele; and 2,072 for Ms. Tennican).

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our executive officers.
Name	Position With the Company	Age
William H. Lenehan	President and Chief Executive Officer	45
Gerald R. Morgan	Chief Financial Officer	59
James L. Brat	Chief Transaction Officer, General Counsel and Secretary	52
Please see “Proposal One: Election of Directors—Directors” above for information regarding William H. Lenehan.
Gerald R. Morgan has served as our Chief Financial Officer since 2015. Before joining the Company, from 2012 to 2015, Mr. Morgan was a Managing Director of Amstar Advisers, a private real estate investment manager that acquires, manages and develops industrial, office, multifamily and retail properties in select U.S. and international markets and served on Amstar’s Executive and Investment Committees. From 2010 to 2011, Mr. Morgan was the Managing Director of Financial Strategy and Planning for Prologis, a global industrial REIT, where he was involved in the company’s capital markets and M&A activities. Prior to Prologis, Mr. Morgan was President and CFO of American Residential Communities. In addition, Mr. Morgan has served as a senior officer with Archstone, which was a national public apartment REIT before it was sold, and as the CFO of Francisco Partners, a technology-focused private equity fund. Mr. Morgan obtained a B.S. in Mechanical Engineering and a Master of Business Administration degree from Stanford University.
James L. Brat has served as our Chief Transaction Officer, General Counsel and Secretary since January 2020 and previously served as our General Counsel and Secretary from 2015 to January 2020. Before joining the Company, Mr. Brat was a partner in the real estate department at the law firm of Pircher, Nichols & Meeks where he practiced from 1998 until he became our General Counsel and Secretary. Mr. Brat received his B.A. in German from Macalester College and his Juris Doctorate from UCLA School of Law.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introductory Note
This section describes the material components of our executive compensation program for our three named executive officers. Each of the three executives described above in the section entitled “Executive Officers” was a named executive officer for 2021.
Overview of Company Performance During 2021
2021 was a year of significant accomplishment for the Company. We made substantial progress in building out our team, executing on our strategic plan, which includes growing and diversifying our property portfolio, and managing the Covid-19 pandemic’s impact on our business. More specifically, we accomplished the following during 2021 while delivering a total stockholder return of 2.2%:
•
Generated funds from operations, or FFO, of $1.56 per diluted share and Adjusted FFO of $1.56 per diluted share, reflecting an increase of $0.07 per share and $0.08 per share, respectively, from the prior year;[1]

•	Increased the dividend rate by 4.7% to $1.33 per share per year;
•	Successfully managed the Company through the Covid-19 pandemic while collecting over 99% of our portfolio’s contractual base rent for 2021;
•	Retained an investment grade rating of BBB- from Fitch Ratings;
•	Maintained a conservative leverage level within our usual parameters;
•	Continued to develop the team’s acquisitions and operational capabilities through training and recruiting;
•
Continued to foster a team-oriented culture and grow the Company’s headcount, while working remotely due to the Covid-19 pandemic, which we believe will provide a competitive advantage over the long term;

•	Engaged in acquisition transactions for a total investment of $268.4 million, including capitalized transaction costs, representing 122 properties and 57 unique brands;
•
Continued to diversify our portfolio by making multiple acquisitions of non-restaurant retail properties, resulting in 9.6% of our portfolio’s contractual base rent consisting of non-restaurant retail properties as of December 13, 2021; and

•
Sold 4,198,006 shares under the At-The-Market (ATM) program at a weighted-average selling price of $28.24 per share, for net proceeds of approximately $116.5 million, after issuance costs, which we employed to fund acquisitions and for general corporate purposes.

Compensation Philosophy and Objectives
Our compensation program is a pay-for-performance model based upon the philosophy that we should incentivize our named executive officers to improve our financial performance, profitably grow our business and increase stockholder value, and focus rewards to the attainment of these objectives. More specifically, our program is designed to support and reward our named executive officers for the effective stewardship of our existing asset base, accretive acquisitions to increase that asset base, increased efficiency in our operations, the raising and using capital to reduce the cost of capital for such acquisitions, and, over time, the profitable growth of the business. As such, a large portion of each named executive officer’s compensation package consists of short-term and long-term incentive awards that pay out only upon the achievement of corporate and individual performance objectives, including equity awards that are linked to increases in stock value over time. Our compensation program does not reward our named executive officers for the mere accumulation of additional properties. Rather, the performance objectives established by the Compensation Committee are designed to reward our executives for the successful execution of our acquisition strategy, which entails growing and diversifying our existing portfolio with the purchase of nationally recognized branded restaurants and other retail properties that are well located and have creditworthy tenants whose operating cash flows are expected to meaningfully exceed their lease payments to us.
[1]	See Supplemental Disclosure Regarding Non-GAAP Financial Information in Annex A.

Our executive compensation program is designed to accomplish the following key objectives:
1.	Attract and engage effective executive officers who create long-term value for our stockholders;
2.	Align the long-term interests of our executive officers with the interests of the Company and our stockholders;
3.	Reward financial and operating performance and leadership excellence; and
4.	Motivate executives to remain at the Company for the long-term.
Overview of Compensation Components
To align with these objectives, we compensate our named executive officers using a combination of the following components: (i) base salary, (ii) annual incentive compensation (payable in cash up to target awards, and then in shares for any amount earned above target), (iii) long-term equity incentive compensation and (iv) broad-based health and welfare benefits that are made available to all of our employees.
The following charts illustrate the mix for fiscal 2021 between compensation elements for our Chief Executive Officer (“CEO”) and the average mix of our other named executive officers (for performance-based compensation, we used the “target” in determining the mix).

Checklist of Compensation Practices
Highlighted below are certain key features of our executive compensation program that promote good governance and serve the interests of our stockholders:
What We Do:
✔
Pay for Performance. A significant portion of each named executive officer’s total target compensation is at-risk and can only be earned based on the achievement of certain pre-established performance criteria. Our performance-based restricted stock awards, which constitute 50%, for 2022 awards, and 60%, for the outstanding 2021 and 2020 awards, of the long-term incentive compensation awards that we grant to our named executive officers, are earned based on both the Company’s absolute stockholder returns and on its total stockholder return relative to the total stockholder returns of the companies in a comparison group of similarly situated companies over a three-year performance period. Our annual incentive compensation program does not reward the mere accumulation of additional properties, but rather is designed to reward our named executive officers for growing and diversifying our existing portfolio with the purchase of nationally recognized branded restaurants and other retail properties that are well located and have creditworthy tenants. Beginning in 2022, when determining results of the annual incentive compensation program, the Board will also take into consideration the Company’s progress towards its Environmental, Social and Governance (“ESG”) efforts.

✔	Stock Ownership Requirements. We have stock ownership requirements in place for the CEO and each of our other named executive officers, as well as for our non-employee directors.

✔
Clawback Compensation. All compensation, including all incentive equity and cash compensation, granted to our named executive officers is subject to clawback in specified circumstances, including if there is a restatement of our financial statements due to fraud in which the executive participated.

✔	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and provide input to our executive compensation programs and practices.
What We Don’t Do:
✘	No Single-Trigger Change in Control Provisions. Upon a change in control in which equity awards are being assumed or continued, a qualifying termination also must occur for the awards to accelerate.
✘
No Gross-Ups. We do not have any arrangements requiring us to gross-up compensation to cover taxes owed by the named executive officers, including excise taxes payable by an executive in connection with a change in control.

✘
No Dividends Paid on Unvested Stock Awards. Dividends on shares of both time-based and performance-based restricted stock and DERs on RSUs are reinvested in additional shares or RSUs, as applicable, which will not be issued to the executive unless and until the underlying restricted shares or RSUs become earned and vested.

✘
No Executive Perquisites. We do not provide any supplemental executive retirement plans, company cars, club memberships or other executive perquisites. The only perquisite is a membership for a gym, which is offered to all corporate employees.

✘	No Hedging or Pledging of Company Stock. Our Insider Trading Policy prohibits our officers, directors and employees from engaging in hedging and pledging activities.
Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee makes compensation decisions for our named executive officers after careful review and analysis of performance information and market compensation data. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of such goals and objectives, and makes recommendations to the other independent directors on our Board who will, together with the Compensation Committee, determine and approve the CEO’s compensation, including the annual base salary level, annual bonus opportunity level, and long-term incentive compensation based on this evaluation. In evaluating and recommending the total compensation opportunity for the CEO (including the long-term incentive component), the Compensation Committee may consider a number of factors, including, but not limited to, the Company’s performance and both absolute and relative stockholder return, compensation opportunities (including the value of equity incentives) of chief executive officers at comparable companies, and historical opportunities and outcomes for the CEO (including prior equity grants). The CEO is not present during any Compensation Committee deliberations or voting with respect to his compensation.
The Compensation Committee also annually reviews and approves the compensation of and compensation policy for our other named executive officers and evaluates the performance of such officers before approving their annual base salary level, annual cash bonus opportunity level, and long-term incentive compensation.
Role of CEO in Compensation Decisions
The CEO provides recommendations to the Compensation Committee on the compensation for each named executive officer other than himself. The CEO does not make recommendations with respect to his own compensation. The CEO’s recommendations for the other executive officers are based on his personal review of their performance, job responsibilities, and importance to our overall business strategy.
Although the CEO’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for all named executive officers.
Role of the Compensation Consultant
In 2021, the Compensation Committee engaged Semler Brossy as an independent compensation consultant to advise it on matters related to the compensation of our executive officers and directors. The role of the compensation consultant is to serve as an objective third-party advisor to the Compensation Committee on compensation arrangements, assessing reasonableness of compensation levels in comparison with those of similarly situated companies and the appropriateness of the compensation program structure in supporting the Company’s strategic objectives. The compensation consultant reports directly to the Compensation Committee and the Compensation Committee may replace the compensation consultant at any time. In 2021, Semler Brossy supported the Compensation Committee by (i) attending Compensation Committee meetings, (ii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies and (iii) assisting the Company in preparing compensation-related materials and disclosure as requested by the Company. Semler Brossy provided no other services to the Company in 2021.
In 2021, the Compensation Committee considered Semler Brossy’s independence and the existence of potential conflicts of interest with Semler Brossy, including by considering the factors prescribed by the NYSE listing rules and SEC rules. Based on such evaluation, the Compensation Committee determined that Semler Brossy is independent from management and that no conflict of interest exists.
Use of Peer Group and Market Data
The Compensation Committee uses peer group data as one tool in assessing and determining pay for our named executive officers, with secondary testing to a broader pay survey focused on the real estate industry. Competitive market data is intended to provide a framework for current market pay practices, trends, best practices, and overall industry performance. We believe this use of peer company data is consistent with how stockholders and proxy advisory firms use such data. However, over reliance on market data can provide an incomplete picture, and therefore we also factor in an individual’s personal contributions to the organization, unique qualifications and skill sets and the particular circumstances of our Company, and ultimately strive to create compensation magnitudes that are appropriate for the risk profile of our Company today and over the longer-term.
The Compensation Committee has retained Semler Brossy to, among other things: (1) assist in comparing our executive compensation to that of our peers; and (2) analyze trends in compensation in the marketplace, generally, and specific compensation program design changes among our peers, more specifically.
In 2021, with recommendations from Semler Brossy, the Compensation Committee selected the companies to be included in our peer group based on a number of factors, including company size (particularly enterprise value and assets), business focus, complexity of operations, and geographic reach. The Compensation Committee, with advice from Semler Brossy, annually reviews our peer group and may update its composition to better reflect our competitive landscape or, if necessary, to account for any corporate changes, including acquisitions and dispositions. The following peer group was used by the Compensation Committee in 2021 for reviewing the executive compensation program.
Acadia Realty Trust
Agree Realty Corp.
American Assets Trust, Inc.
Broadstone
Net Lease, Inc.
Cedar Realty Trust, Inc.
EPR Properties
Getty Realty Corp.
Investors Real Estate Trust
Lexington Realty Trust
NETSTREIT Corp.
One Liberty Properties, Inc.
Retail Opportunity Investments Corp.
RPT Realty
Saul Centers, Inc.
STORE Capital
Spirit Realty Capital, Inc.
STAG Industrial, Inc.
Urstadt Biddle Properties, Inc.

The peer group reflected the following changes from our 2020 peer group, which were made with the goal of maintaining a peer group with core businesses as similar to the Company’s as possible:
Added:	Removed:
Broadstone Net Lease, Inc.	Monmouth Real Estate Investment Corp.
NETSTREIT Corp.	Ramco-Gershenson Properties Trust
RPT Realty
Spirit Realty Capital, Inc.
Say-on-Pay
We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our named executive officers (a “say-on-pay proposal”). At our 2021 annual meeting, approximately 98.3% of the votes cast were voted in favor of our say-on-pay proposal. The Compensation Committee considered these 2021 results and will continue to consider the outcome of our say-on-pay proposals when making compensation decisions for our named executive officers. Our next say-on-pay proposal, following the say-on-pay proposal at this annual meeting, is expected to be at our annual meeting in 2023.
Elements of Compensation
Base Salary
We pay our named executive officers base salaries in keeping with the scope, prominence, and impact of their respective positions, as well as competitive requirements. Base salaries provide a predictable, stable source of cash income to help retain and motivate our named executive officers.
Each year, the Compensation Committee makes a recommendation to the other independent directors on our Board regarding the annual base salary level of Mr. Lenehan, our CEO. The Compensation Committee’s recommendation is based on a comprehensive review of the CEO’s performance, including reference to certain Company and individual objectives established by the Compensation Committee for such year. Based on this recommendation, the other independent directors, together with the Compensation Committee, determine and approve the CEO’s annual base salary level. The Compensation Committee also annually evaluates the performance of our other named executive officers, Mr. Morgan, our CFO, and Mr. Brat, our Chief Transaction Officer, General Counsel and Secretary, and, based on such evaluation (and recommendations received from the CEO), approves their annual base salary levels.
In January 2021, the Compensation Committee and, with respect to Mr. Lenehan only, the other independent directors on our Board, approved an increase in the annual base salary of each of Messrs. Lenehan, Morgan and Brat, as shown in the table below. The Compensation Committee approved these increases in recognition of each named executive officer’s contribution to the Company’s strong performance in 2020, taking into account the base salaries of similarly situated executive officers at the Company’s peers.
Named Executive Officer	2020 Base Salary	2021 Base Salary	Percent Change
William H. Lenehan	$589,050	$630,284(1)	7.0%
Gerald R. Morgan	$420,750	$433,373	3.0%
James L. Brat	$382,800	$409,596	7.0%
(1)
At Mr. Lenehan’s election, in lieu of receiving 100% of his 2021 base salary in cash, the Company granted Mr. Lenehan a one-time RSU award on January 22, 2021 with an aggregate grant date value of $41,234. The RSU award vested in full on January 22, 2022.

Annual Incentive Compensation
The Company’s named executive officers were eligible to earn discretionary annual performance bonuses for the calendar year 2021 under our annual bonus program, based on the Compensation Committee’s (or, for Mr. Lenehan, the Board’s) overall assessment of certain Company and/or executive performance objectives for the year. The purpose of our annual incentive compensation program is to motivate the achievement of corporate and individual strategic objectives on an annual basis and to reward financial and operating performance and leadership excellence. Performance criteria considered when determining annual bonuses include, among others, the following: Achievement of Individual Goals, Acquisition Quality/Yield/Volume, AFFO per share growth, Absolute and Relative Total Shareholder Return, Financial Leverage, Credit Trends, and 360 degree employee feedback.
The target annual bonus opportunities of the named executive officers for calendar year 2021 are displayed in the chart below, pursuant to the executives’ employment agreements with the Company, which are described below in the section entitled “Executive Compensation – Narrative Description to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements with Named Executive Officers”. Each named executive officer was eligible to earn an annual bonus for 2021 in an amount that ranged from 0% to 150% of his target annual bonus opportunity.
Named Executive Officer	2021 Base Salary	2021 Target Annual Bonus (as a % of Base Salary)	2021 Target Annual Bonus
William H. Lenehan	$630,284	100%	$630,284
Gerald R. Morgan	$433,373	65%	$281,981
James L. Brat	$409,596	52%	$211,860
The Compensation Committee determined each named executive officer’s annual bonus amount for 2021 in its discretion based on its evaluation of the executive’s individual performance for the year and contributions to the Company’s overall success. Accordingly, the Compensation Committee and, with respect to Mr. Lenehan only, the other independent directors on our Board, approved the annual bonus amounts for the executives for 2021 displayed in the chart below.
Under our annual incentive compensation program, bonuses (to the extent earned) are payable in cash up to the target amount and in shares for any amounts earned over the target amount. We believe that partial payment in fully vested shares underscores an ownership ethic among our senior-most executives and align their interests with those of our shareholders. Therefore, the named executive officers were paid their annual bonuses for 2021: (i) in an amount equal to all or a portion of the executive’s 2021 target annual bonus opportunity in a lump sum cash payment, and (ii) an amount equal to all or a portion of the excess of the aggregate annual bonus earned by the executives over their target annual bonus opportunity in the form of fully vested shares of our common stock, which were issued to the executives on January 24, 2022 under our 2015 Plan. The number of shares issued to each of the executives is displayed in the chart below and was determined based on the closing price of the Company’s common stock on January 24, 2022 ($26.99 per share).
Named Executive Officer	2021 Target Annual Bonus	Earned 2021 Bonus (as a % of Target)	2021 Bonus Payout (Total Value)	Shares Issued for Payout Above Target (#)
William H. Lenehan	$630,284	135%	$850,883	8,174
Gerald R. Morgan	$281,981	135%	$380,674	3,657
James L. Brat	$211,860	135%	$286,011	2,748
Long-Term Incentive Compensation
In the first quarter of 2021, each named executive officer was granted an annual long-term equity incentive award under the 2015 Plan. The Compensation Committee grants long-term equity incentive awards in order to attract and retain talented executives, to motivate future performance and to link compensation to performance of the Company’s stock over a multi-year period. The Compensation Committee believes that long-term equity incentive awards align the long-term interests of the named executive officers with the interests of the Company and the Company’s stockholders.
In January 2021, the Compensation Committee and, with respect to Mr. Lenehan only, the other independent directors on our Board, approved an increase in each named executive officer’s aggregate target value for his annual long-term incentive award in recognition of each executive’s strong performance during calendar year 2020 and to motivate future performance and further align the interests of our named executive officers and our stockholders. The executives’ aggregate target values for the 2021 annual long-term incentive awards are displayed in the table below.

Each executive’s long-term equity incentive award for calendar year 2021 was granted 60% in the form of performance-based restricted stock units (which we refer to as “performance-based restricted stock” in this proxy statement) and 40% in the form of time-based restricted stock units (which we refer to as “time-based restricted stock” in this proxy statement).
On January 22, 2021, the Compensation Committee (and, in the case of Mr. Lenehan, all of the independent directors on our Board) approved the following annual long-term equity incentive awards to the named executive officers: (i) Mr. Lenehan – 27,705 shares of time-based restricted stock and a target award of 41,557 shares of performance-based restricted stock; (ii) Mr. Morgan – 8,143 shares of time-based restricted stock and a target award of 12,215 shares of performance-based restricted stock; and (iii) Mr. Brat – 5,177 shares of time-based restricted stock and a target award of 7,765 shares of performance-based restricted stock. The total number of shares of restricted stock awarded to each executive was determined by dividing the aggregate target value of the annual long-term incentive award, as displayed in the table below, by the average closing price of the Company’s common stock for the five consecutive trading days ending on the grant date.
Named Executive Officer	2021 Target Long- Term Incentive	Portion Granted as Performance- Based Restricted Stock (60%)	Portion Granted as Time-Based Restricted Stock (40%)
William H. Lenehan	$1,908,859	$1,145,315	$763,544
Gerald R. Morgan	$561,073	$336,644	$224,429
James L. Brat	$356,690	$214,014	$142,676
Time-Based Restricted Stock. The shares of time-based restricted stock granted to each named executive officer in 2021 will vest in equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continuous employment with the Company through the applicable vesting date. If, after the first anniversary of the grant date, the executive’s employment is terminated by the Company for any reason other than “cause” (as defined in the 2015 Plan), death or “disability” (as defined in the applicable award agreement), or the executive resigns for “good reason” (as defined in the applicable award agreement), then the executive will become vested in a pro-rated number of shares, which will be determined based on the number of full months during the 36-month vesting period that the executive was employed by the Company, plus six additional months of service credit. If, within two years after the date of the consummation of a “change in control” (as defined in the 2015 Plan), the executive’s employment is terminated by the Company for any reason other than cause, death or disability, or the executive resigns for good reason, then the executive will become immediately vested in all of the shares. If the executive dies or becomes disabled prior to the vesting of the shares, then the executive will become immediately vested in all of the shares. All dividends payable with respect to the shares will be reinvested in additional shares of restricted stock, in the form of dividend equivalent units, which will be subject to the same vesting, forfeiture and other provisions that apply to the underlying shares of restricted stock.

Performance-Based Restricted Stock. The shares of performance-based restricted stock granted to each executive in 2021 (the “Target Shares”) will vest based on the Company’s achievement of a performance measure approved by the Compensation Committee over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023 (the “Performance Period”). The performance measure is based in equal parts on (i) the Company’s relative stockholder return (“RSR”) relative to the RSRs of the companies in a comparison group selected by the Compensation Committee and (ii) the Company’s absolute total rate of return to its shareholders (“TSR”). While our executive pay peer group is made up of comparably-sized REITs in terms of enterprise value and assets in order to provide meaningful and appropriate compensation benchmark information, we have developed a separate performance peer set for comparisons of relative RSR within our performance share program. The RSR performance peer set is focused entirely to triple-net-lease REITs to enable close comparisons with our market performance. Each executive is eligible to become vested in between 0% and 200% of his Target Shares, based on the achievement of the RSR and TSR performance measures, with each measure accounting for between 0% and 100% of the Target Shares. After the Company’s TSR and RSR percentile is determined, the number of shares of restricted stock that vest will be determined by multiplying the executive’s Target Shares by the applicable percentage listed in the tables below.
Company RSR Relative to Comparison Group RSRs over Performance Period(1)	Percentage of Target Shares that Vest due to RSR(2)
Maximum (75th Percentile)	100%
Target (50th Percentile)	50%
Threshold (33rd Percentile)	25%
Below Threshold (<33rd Percentile)	0%
(1)
The comparison group consists of the following companies: Agree Realty Corp., EPR Properties, Gaming & Leisure Properties, Inc., Gladstone Commercial Corp., Global Net Lease, Inc., Lexington Realty Trust, MGM Growth Properties LLC, Monmouth Real Estate Investment Corp., National Retail Properties, Inc., One Liberty Properties, Inc., Realty Income Corp., Store Capital Corp., Spirit Realty Capital, Inc., VEREIT, Inc., VICI Properties, Inc., Essential Properties Realty Trust, Inc., and Getty Realty Corp. This group was unchanged from the comparison group for the awards granted in the prior year.

(2)	To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the Target Shares that vest.
Company TSR over Performance Period	Percentage of Target Shares that Vest due to TSR(1)
Maximum (33.68% TSR)	100%
Target (19.64% TSR)	50%
Threshold (6.62% TSR)	25%
Below Threshold (6.62% TSR)	0%
(1)	To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the Target Shares that vest.
Except as described below, each named executive officer must remain employed through the end of the Performance Period in order to vest in any of his shares. If the executive’s employment is terminated by the Company for cause following the end of the Performance Period and prior to the date on which the Compensation Committee certifies the level of achievement of the performance measure, then the executive will forfeit his award in full.
If, after the first anniversary of the grant date, the executive’s employment is terminated by the Company for any reason other than cause, due to the executive’s death or disability, or by the executive for good reason, then the executive will become vested in the total number of his Target Shares and will be issued a number of Additional Shares if, following the end of the Performance Period, the Compensation Committee certifies that more than 100% of the Target Shares would have become vested based on actual performance, in each case on a pro rata basis, determined based on the number of full months that the executive was employed by the Company during the Performance Period through his date of termination. If, within two years after the date of the consummation of a change in control, the executive’s employment is terminated by the Company for any reason other than cause, due to the executive’s death or disability, or by the executive for good reason, then the executive will become immediately vested in the Target Shares and will be issued a total number of Additional Shares, if any, based on actual performance measured through the date of the change in control.

All dividends paid with respect to the vested Target Shares will be reinvested in additional shares of stock, in the form of dividend equivalent units, which will be subject to the same vesting, forfeiture and other provisions that apply to the underlying Target Shares.
Actual Performance of 2019 Performance-Based Restricted Stock
On January 21, 2022, the Compensation Committee and the Board determined that the performance-based restricted stock granted to Messrs. Lenehan, Morgan and Brat in 2019 with a performance period ending on December 31, 2021 vested below the threshold amount (i.e., at 0% of the number of Target Shares). This payout was determined based on the Company’s total shareholder return of 22.1% during the performance period, which put its performance in the bottom third of its peers, resulting in 0% vesting and forfeiture of all shares subject to such awards.
Other Compensation Practices and Policies
Clawback Policy with Respect to Stock Awards. The time-based restricted stock and performance-based restricted stock award agreements, our executive employment agreements, and our clawback policy each provide that if (i) the Company is required to restate its financial statements due to fraud and (ii) the Compensation Committee determines that any of our named executive officers has knowingly participated in such fraud, then the Compensation Committee may, at any time within two years following such restatement, require the executive to (a) return to the Company any shares that vested under the applicable award agreement and any distributions received by the executive with respect to such shares and (b) pay to the Company the amount of any proceeds received by the executive from the disposition of any such shares, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Compensation Committee determination. The award agreements also provide that the shares issued to the executive thereunder, any distributions received by the executive with respect to such shares, and any proceeds received by the executive from the disposition of any such vested shares will be subject to mandatory repayment by the executive to the Company to the extent the executive is, or in the future become, subject to (A) any “clawback” or recoupment policy that is adopted by the Company or (B) any applicable laws which impose mandatory recoupment.
Compensation Recovery Policy. On November 7, 2019, the Company adopted the Compensation Recovery Policy (the “Clawback Policy”), which applies to all officers subject to Section 16 of the Exchange Act and any other employee selected by the Compensation Committee. Under the Clawback Policy, if any covered employee has engaged in fraudulent misconduct and the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Compensation Committee may recover any bonus, incentive payment or other cash compensation or equity-based award (other than base salary) granted, earned and/or received by such covered employee during the two-year period immediately preceding the date in which the Company is required to prepare such restatement equal to the excess compensation received due to the incorrect financial results. Any such amounts recoverable under the Clawback Policy, including the manner in which they are recovered, are determined in the Compensation Committee’s discretion.
Restrictive Covenants. The time-based restricted stock and performance-based restricted stock award agreements each contain certain restrictive covenant provisions, including restrictive covenants relating to the non-disclosure of confidential information and trade secrets, non-competition, non-solicitation of vendors, suppliers and licensees, and non-recruitment of employees. The non-competition, non-solicitation and non-recruitment covenants apply during the executive’s employment with the Company and run for twenty-four months following the executive’s termination of employment for any reason, provided that, if the executive is a resident of California and subject to its laws, then the non-competition covenant will not apply and the non-solicitation and non-recruitment covenants will be limited to apply only where the executive uses or discloses confidential information or trade secrets when engaging in the restricted activities. Each of our named executive officers is a resident of California.
Severance and Change in Control Benefits
In addition to the treatment of outstanding equity awards on a qualifying termination and/or change in control described above, we have employment agreements with our named executive officers, pursuant to which the executives may receive certain severance payments and benefits in connection with certain terminations of employment. The material terms of these agreements are described below in the section entitled “Executive Compensation – Narrative Description to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Other Employee Benefits and Perquisites
We provide broad-based health and welfare benefits to all of our corporate employees, including our named executive officers, that are intended to attract and retain employees while providing them with health and welfare security. Our named executive officers are eligible to receive the same benefits, (including life and health benefits and vacation, holiday and sick time) that are available to all other corporate employees.
Our corporate employees are also eligible to participate in our 401(k) plan. Any employee, including our named executive officers, who satisfies certain eligibility requirements may defer a portion of their compensation, within prescribed tax code limits, through contributions to our 401(k) plan. For 2021, we matched up to 4% of each employee’s salary, subject to applicable statutory compensation limitations.
We do not provide executive perquisites to our named executive officers.
Stock Ownership Policy
We believe that equity ownership by our named executive officers further aligns their interests with our stockholders’ interests. To that end, we maintain a stock ownership policy that applies to all of our named executive officers. Pursuant to such stock ownership policy, (i) the CEO is required to own shares of our common stock or common stock equivalents that have a market value equal to at least six times the CEO’s annual base salary, and (ii) each other named executive officer is required to own shares of our common stock or common stock equivalents that have a market value equal to at least three times the executive’s annual base salary. Each executive is required to retain 50% of net shares (after payment of applicable taxes) received by the executive from any equity award until the applicable stock ownership requirement is achieved. As of December 31, 2021, all of our named executive officers were in compliance with our stock ownership policy.
Prohibition on Short Sales, Hedging, Pledging and Margin Accounts
Our Insider Trading Policy prohibits our officers, directors and all other employees from (i) engaging in short sales, (ii) buying or selling put or call positions or other derivative securities based on our securities, (iii) buying financial instruments designed to hedge or offset any decrease in the market value of our securities, and (iv) frequent trading of our securities to take advantage of fluctuations in share price. In addition, all of our officers and directors are prohibited from holding out securities in margin accounts or otherwise pledging our securities as collateral.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally prohibits publicly held corporations from taking a tax deduction for annual compensation in excess of $1 million paid to any of the corporation’s “covered employees,” which include its chief executive officer, chief financial officer and three other most highly compensated executive officers, unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017.
We believe that we qualify as a REIT under the Internal Revenue Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Internal Revenue Code may not affect the amount of federal income tax payable by the Company. However, if any portion of an executive’s compensation is subject to limitation under Section 162(m) of the Internal Revenue Code, the loss of this deduction will increase the Company’s Earnings & Profits for 2021 and, accordingly, increase the amount of distributions paid in 2020 that would be characterized as dividends. In approving the amount and form of compensation for our named executive officers in the future, the Compensation Committee may consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code; however, we may not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers during the fiscal years ended December 31, 2021, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
William H. Lenehan, President and Chief Executive Officer	2021	630,284(4)	630,284	1,109,777	—	11,600	2,381,945
	2020	589,050	471,240	1,831,744	—	11,400	2,903,434
	2019	577,500	—	699,588	577,500	11,200	1,865,788
Gerald R. Morgan, Chief Financial Officer	2021	433,373	281,981	277,058	—	11,600	1,004,012
	2020	420,750	273,768	559,312	—	11,400	1,265,230
	2019	412,500	—	213,623	268,400	11,200	905,723
James L. Brat, Chief Transaction Officer, General Counsel and Secretary	2021	409,596	211,860	220,532	—	11,600	853,588
	2020	382,800	198,000	747,426	—	11,400	1,339,626
	2019	348,000	—	121,212	198,000	11,200	678,412
(1)	Amounts reported in fiscal 2021 reflect discretionary cash annual bonuses paid to our named executive officers under our 2021 annual incentive compensation program for such year.
For fiscal year 2021, at the election of the Company, each of Messrs. Lenehan, Morgan and Brat received 135% of his target annual bonus, with 35% of his target annual bonus in the form of fully vested shares of our common stock (valued at $220,616 for Mr. Lenehan, $98,702 for Mr. Morgan and $74,166 for Mr. Brat), which shares were issued to Messrs. Lenehan, Morgan and Brat on January 24, 2022 under our 2015 Plan. The number of shares issued to each executive (8,174 to Mr. Lenehan; 3,657 to Mr. Morgan; and 2,748 to Mr. Brat) was determined based on the closing price of the Company’s common stock on such date. The value of these stock awards will be disclosed in the Stock Awards column of our Summary Compensation Table in next year’s proxy statement.
(2)
Amounts include the aggregate grant date fair value of the time-based restricted stock and performance-based restricted stock awards granted to Messrs. Lenehan, Morgan and Brat in 2021, each calculated in accordance with FASB ASC Topic 718. The grant date fair value of the time-based restricted stock award granted to each of Messrs. Lenehan, Morgan and Brat ($756,347, $222,304 and $141,332, respectively) is equal to the closing price of our common stock on the grant date ($27.30) multiplied by the number of shares of time-based restricted stock granted to each executive (27,705, 8,143 and 5,177, respectively).

The grant date fair value of the performance-based restricted stock award granted to each executive in 2021 is as follows: Mr. Lenehan - $0; Mr. Morgan - $0; and Mr. Brat - $0. The grant date fair value of each performance-based restricted stock award was estimated on the grant date using a Monte Carlo Simulation Model and assumes that the minimum threshold level of performance will not be achieved, as such level of achievement represents the probable outcome of the applicable performance measure as of the grant date. If the maximum level of performance is achieved, the grant date fair value of the performance awards to Messrs. Lenehan, Morgan and Brat would be valued at $2,290,631, $673,288, and $428,028, respectively. More information on the assumptions made when calculating the grant date fair values of the performance-based restricted stock awards is found in Note 11 (Stock-Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	Amounts consist of Company-paid contributions to our 401(k) plan on behalf of our named executive officers.
(4)
At Mr. Lenehan’s election, in lieu of receiving 100% of his 2021 base salary in cash, the Company granted Mr. Lenehan a one-time RSU award on January 22, 2021 with an aggregate value of $41,234. The RSU award vested in full on January 22, 2022.

Grants of Plan-Based Awards Table
The table below sets forth information with respect to grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2021.
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
William H. Lenehan	1/22/2021	20,779	41,557	83,114		0
	1/22/2021				27,705	756,347
	1/22/2021				1,496	40,845
Gerald R. Morgan	1/22/2021	6,107	12,215	24,430		0
	1/22/2021				8,143	222,304
James L. Brat	1/22/2021	3,883	7,765	15,531		0
	1/22/2021				5,177	141,332
(1)
These amounts represent the potential range of payouts of performance-based restricted stock awards granted under our 2015 Plan, which vest based on the achievement of a performance measure over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023.

(2)
For Mr. Brat and Mr. Morgan, these amounts represent time-based restricted stock awards granted under the 2015 Plan, which vest in equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continuous employment with the Company through the applicable vesting date. For Mr. Lenehan, these amounts represent (i) 27,705 restricted shares in the form of a time-based restricted stock award granted under the 2015 Plan, which vests in equal installments on each of the first three anniversaries of the grant date, and (ii) 1,496 restricted stock units in the form of a time-based restricted stock unit award granted under the 2015 Plan, which vested entirely on January 22, 2022, the first anniversary of the grant date, with both awards subject to the Mr. Lenehan’s continuous employment with the Company through the applicable vesting date.

(3)
The grant date fair values of the restricted stock awards were computed in accordance with FASB ASC Topic 718. The grant date fair value of each performance-based restricted stock award was estimated on the grant date using a Monte Carlo Simulation Model. The probable outcome of the applicable performance measure for the performance-based restricted stock as of the grant date is that the minimum threshold performance levels for vesting will not be met. More information on the assumptions made when calculating the grant date fair values of the performance-based restricted stock awards is found in Note 11 (Stock-Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
We have entered into an employment agreement with each of our named executive officers (the “Employment Agreements”).
The term of the Employment Agreements were for an initial period commencing on November 27, 2018 and ending on November 27, 2021, with automatic renewals for additional one year periods unless either party gives written notice of nonrenewal. On November 27, 2021, the Employment Agreements automatically renewed for an additional one-year period. Under the Employment Agreements, Messrs. Lenehan, Morgan and Brat will be paid an annual base salary, subject to annual review and adjustment, and are eligible to participate in the Company’s existing and future bonus and equity incentive plans and other incentive compensation programs for our senior executives, as well as all employee benefit and insurance plans sponsored or maintained for our senior executives.
Under the Employment Agreements, if any named executive officer’s employment is involuntarily terminated by the Company without “cause” (including a termination due to the Company’s nonrenewal of the term of the agreement) or voluntarily terminated by the executive for “good reason” (each, as defined in the Employment Agreements), then subject to the executive’s compliance with the restrictive covenants set forth in the agreement and his execution and nonrevocation of a release of claims substantially in the form attached to the agreement, the executive will be eligible to receive a severance payment of (A) a lump-sum amount equal to 1.5 times, for Mr. Lenehan, or one times, for Messrs. Morgan and Brat, the sum of (i) the executive’s base salary in effect as of the date of termination and (ii) except in the case of termination due to the Company's nonrenewal of the term of the agreement, the executive’s target annual bonus amount in effect as of the date of termination, and (B) the annual bonus earned by the executive for the fiscal year of termination, based on actual full-year performance, pro-rated to reflect the executive’s time of service for such fiscal year through the date of termination, payable in a lump-sum at the time the Company pays bonuses to its senior executives. In addition, the Company will reimburse the named executive officer on a monthly basis for up to 18 months of health care benefits coverage at the same level provided to the executive at the time of his termination.
The Employment Agreements further provide that if the named executive officer’s employment is involuntarily terminated by the Company without “cause” (not including a termination due to the Company’s nonrenewal of the term of the agreement) or voluntarily terminated by the executive for “good reason,” in each case immediately prior to, on, or within 24 months following a change in control of the Company, then subject to the same conditions, the executive will be eligible to receive a severance payment of (A) a lump-sum amount equal to 2.5 times, for Mr. Lenehan, or 1.5 times, for Messrs. Morgan and Brat, the sum of (i) the executive’s base salary in effect as of the date of termination and (ii) the executive’s target annual bonus amount in effect as of the date of termination, and (B) the annual bonus earned by the executive for the fiscal year of termination, based on actual full-year performance, pro-rated to reflect the executive’s time of service for such fiscal year through the date of termination, payable in a lump-sum at the time the Company pays bonuses to its senior executives. In addition, the Company will reimburse the named executive officer on a monthly basis for up to 18 months of health care benefits coverage at the same level provided to the executive at the time of his termination.
The Employment Agreements further provide that if the named executive officer’s employment is terminated due to his death or “disability” (as defined in the Employment Agreements), then the Company will reimburse the executive (or his eligible dependents in the event of his death) on a monthly basis for up to 18 months of health care benefits coverage at the same level provided to the executive at the time of his termination.
Each Employment Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.
The Employment Agreements also require our named executive officers to comply with several restrictive covenants, including confidentiality and non-disparagement covenants which apply during and after the term of the executive’s employment with the Company and an employee non-solicitation covenant which applies during the course of the executive’s employment with the Company and for a 12-month period thereafter.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2021.
	Stock Awards
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William H. Lenehan	1/22/2021	29,201(3)	858,801	41,557	1,222,191
	1/22/2020	16,576(3)	487,500	74,592	2,193,751
	1/22/2019	8,776(3)	258,102	39,496	1,161,577

Gerald R. Morgan	1/22/2021	8,143(3)	239,486	12,215	359,243
	1/22/2020	5,061(3)	148,844	22,776	669,842
	1/22/2019	2,680(3)	78,819	12,060	354,685

James L. Brat	1/22/2021	5,177(3)	152,256	7.765	228,369
	1/22/2020	17,034(4)	500,970	13,938	409,917
	1/22/2019	1,520(3)	44,703	6,843	201,253
(1)	Amounts reported are based on the closing market price of our common stock on December 31, 2021 ($29.41).

(2)
These awards consist of shares of performance-based restricted stock under our 2015 Plan, which vest based on the achievement of a performance measure over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023 (with respect to the awards granted in 2021), January 1, 2020 and ending on December 31, 2022 (with respect to the awards granted in 2020), and January 1, 2019 and ending on December 31, 2021 (with respect to the awards granted in 2019). The number in the table reflects the number of shares of restricted stock that the executive will earn based on achieving the maximum level of performance for the awards granted in 2020, and the target level of performance for the awards granted in 2019 and 2021. The level of achievement assumed for each award is the next higher performance level (i.e., target or maximum) that exceeds the actual performance level achieved in respect of each award calculated as of December 31, 2021, in accordance with SEC rules. The number of shares of restricted stock, if any, that will be earned by the executive will depend on the actual performance level achieved by the Company for the applicable three-year performance period.

(3)
These awards consist of shares of time-based restricted stock under our 2015 Plan, which vest in equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.

(4)
These awards consist of (i) 4,646 restricted shares in the form of a time-based restricted stock award granted under the 2015 Plan, which vests in equal installments on each of the first three anniversaries of the grant date, and (ii) 13,937 restricted stock units in the form of a time-based restricted stock unit award granted under the 2015 Plan, which vests entirely on the fifth anniversary of the grant date, with both awards subject to Mr. Brat’s continuous employment with the Company through the applicable vesting date.

Option Exercises and Stock Vested
The following table sets forth information with respect to the stock vested for each named executive officer during the fiscal year ended December 31, 2021. We do not have any outstanding options.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
William H. Lenehan	135,386	2,910,406
Gerald R. Morgan	38,390	759,926
James L. Brat	23,668	482,798
(1)	Reflects shares of time-based and performance-based restricted stock and DEUs that vested in 2021.
(2)	The number of shares acquired on vesting includes shares withheld to pay federal and state income taxes.
(3)	Reflects the value realized on vesting as calculated by multiplying the closing market price of our common stock on the applicable vesting date by the number of shares that vested on such date.
Potential Payments Upon Termination or Change in Control
The following table sets forth quantitative information with respect to potential payments and benefits to each of our named executive officers in connection with certain qualifying terminations of employment, assuming that the qualifying termination of employment occurred on December 31, 2021. A description of these payments and benefits appears above in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Elements of Compensation – Long-Term Incentive Compensation.” The amounts reported in the “Stock Awards” column below are based on the closing price of our common stock on December 31, 2021 ($29.41). Amounts reported below assume that no “best-pay cap” reduction would apply.
Name	Cash Severance Payments ($)(1)	Stock Awards ($)(2)	Health Care Benefits ($)(3)	Total ($)
William H. Lenehan
Termination Without Cause or for Good Reason	2,741,735	3,808,100	38,466	6,588,301
Termination Without Cause or for Good Reason After a Change in Control	4,002,303	4,340,210	38,466	8,380,979
Termination following Death or Disability	—	5,190,306	38,466	5,228,772
Gerald R. Morgan
Termination Without Cause or for Good Reason	1,096,028	1,151,058	32,022	2,279,108
Termination Without Cause or for Good Reason After a Change in Control	1,453,705	1,301,775	32,022	2,787,502
Termination following Death or Disability	—	1,547,378	32,022	1,579,400
James L. Brat
Termination Without Cause or for Good Reason	907,467	890,275	46,980	1,844,722
Termination Without Cause or for Good Reason After a Change in Control	1,218,195	1,208,163	46,980	2,473,338
Termination following Death or Disability	—	1,386,946	46,980	1,433,926
(1)
Represents (A) a multiple of the sum of (i) the executive’s base salary in effect as of the date of termination and (ii) the executive’s target annual bonus amount in effect as of the date of termination, and (B) the annual bonus earned by the executive for the fiscal year of termination, based on actual full-year performance, pro-rated to reflect the executive’s time of service for such fiscal year through the date of termination. The applicable multiple varies by executive and the applicable termination scenario. For additional details, see the section entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
(2)
Our time-based restricted stock and performance-based restricted stock award agreements provide that if an executive’s employment is terminated by the Company for any reason other than cause, death or disability, or the executive resigns for good reason, in each case within two years after a change in control, then the executive will become immediately vested in all of his time-based restricted stock shares and performance-based Target Shares, as applicable. The performance-based Additional Shares will vest based on actual performance through the date of the change of control.

Our time-based and performance-based restricted stock award agreements provide that if, after the first anniversary of the grant date, an executive’s employment is terminated by the Company for any reason other than cause, death or disability, or the executive resigns for good reason, then the executive will become vested in a pro-rated number of shares, which will be determined based on the number of full months during the 36-month vesting period or performance period, as applicable, that the executive was employed by the Company (plus six additional months of service credit in the case of time-based restricted stock awards). With respect to performance-based restricted stock awards, the number of shares that will vest (subject to pro-ration as described in the preceding sentence), if any, will be determined following the end of the performance period based on actual performance. The award agreements also provide that if the executive dies or becomes disabled prior to the vesting of the units or shares, as applicable, then he will become immediately vested in all of his units or shares, as applicable (with respect to the performance-based restricted stock award, 100% of the target shares will vest).
(3)	Represents reimbursement of health care benefits coverage for 18 months.

PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lenehan, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We selected the median employee based on the aggregate number of full-time and part-time workers employed by the company and its consolidated subsidiaries as of December 31, 2021 (i.e., 369). As of such date, over 92% of our employees work at one of the Company’s consolidated subsidiaries that operates seven LongHorn Steakhouse restaurants located in the San Antonio, Texas area (the “Kerrow Restaurant Operating Business”). We chose December 31, 2021 (rather than December 27, which was the date used to identify our workforce for purposes of the pay ratio disclosure in our proxy statement for the 2021 Annual Meeting of Stockholders) due to it being the final payroll date of 2021 for our Kerrow Restaurant Operating Business employees. To identify the “median employee” from our employee population, we compared the amount of salary, wages and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021. We did not apply any cost-of-living adjustments as part of the calculation. The foregoing compensation measure was applied consistently to all our employees included in the calculation.
Based on these calculations, our median employee is one of our Kerrow Restaurant Operating Business employees. This employee is a part-time server and is paid on an hourly basis. The 2021 annual total compensation for our median employee, as determined based on SEC rules, was $20,857. The 2021 annual total compensation for our CEO, as determined based on SEC rules, was $2,381,945. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2021 is 114 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information, as of December 31, 2021, with respect to equity compensation plans under which equity securities of the registrant are authorized for issuance.
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	525,024(2)	—	695,423
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	525,024	—	695,423
(1)	Represents the 2015 Plan.
(2)	Includes shares subject to outstanding awards granted under our 2015 Plan as of December 31, 2021, assuming that outstanding performance-based awards are earned at “target” levels of performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 14, 2022 with respect to the beneficial ownership of our common stock by (i) each person who beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings; (ii) each director or director nominee; (iii) each named executive officer listed in the table titled “2021 Summary Compensation Table” above; and (iv) all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under SEC rules and generally includes shares for which the holder has voting or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of restricted stock unit exercisable or vesting within 60 days after April 14, 2022 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
Unless otherwise indicated, the address for all persons named below is c/o Four Corners Property Trust, Inc., 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock(1)
Beneficial holders of 5% or more of our common stock:
BlackRock, Inc.(2)	14,963,276	18.6%
The Vanguard Group(3)	9,144,350	11.4%
FMR LLC(4)	8,099,669	10.1%
State Street Corp.(5)	4,186,265	5.2%

Named Executive Officers, Directors and Director Nominees:
William H. Lenehan	476,627	*
John S. Moody	53,916	*
Douglas B. Hansen	40,211	*
Marran H. Ogilvie(6)	32,871	*
Charles L. Jemley(7)	17,271	*
Eric S. Hirschhorn(8)	15,331	*
Toni Steele(9)	5,777
Liz Tennican(10)	5,777
Gerald R. Morgan	129,289	*
James L. Brat	77,914	*
All current executive officers and directors as a group (11 persons)	854,984	1.1%
*	Less than one percent (1%).
(1)	The percentage of beneficial ownership shown in the following table is based on 80,363,738 outstanding shares of common stock as of April 14, 2022.
(2)
Based solely on a Schedule 13G filed with the SEC on January 27, 2022. BlackRock, Inc. has sole dispositive power with respect to 14,963,276 shares and sole voting power with respect to 14,577,948 shares. BlackRock, Inc. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: Aperio Group, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd,The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based solely on an amendment to Schedule 13G filed with the SEC on February 10, 2022. The Vanguard Group has shared voting power with respect to 140,744 shares, sole dispositive power with respect to 8,934,022 shares and shared dispositive power with respect to 210,328 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on a Schedule 13G filed with the SEC on February 10, 2022. FMR LLC has sole voting power with respect to 2,449,270 shares and sole dispositive power with respect to 8,099,669 shares. FMR LLC has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company, and Strategic Advisers LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)	Based solely on an amendment to Schedule 13G filed with the SEC on February 11, 2022. State Street Corporation has shared voting power with respect to 3,523,273 shares and shared dispositive power with respect to 4,186,265 shares. State Street Corporation has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company. The address of State Street Corporation is 1 Lincoln Street, Boston, MA 02111.
(6)
Includes 22,015 vested RSUs (together with their respective vested Dividend Equivalent Units) that Ms. Ogilvie has elected to defer payment of until her separation from service with the Board in accordance with the Company’s director compensation policy.

(7)
Includes 12,286 vested RSUs (together with their respective vested Dividend Equivalent Units) that Mr. Jemley has elected to defer payment of until his separation from service with the Board in accordance with the Company’s director compensation policy.

(8)
Includes 4,028 vested RSUs (together with their respective vested Dividend Equivalent Units) that Mr. Hirschhorn has elected to defer payment of until his separation from service with the Board in accordance with the Company’s director compensation policy.

(9)
Includes 2,121 vested RSUs (together with their respective vested Dividend Equivalent Units) that Ms. Steele has elected to defer payment of until her separation from service with the Board in accordance with the Company’s director compensation policy.

(10)
Includes 2,121 vested RSUs (together with their respective vested Dividend Equivalent Units) that Ms. Tennican has elected to defer payment of until her separation from service with the Board in accordance with the Company’s director compensation policy.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer or beneficial owner of more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Procedures for Approval of Related Party Transactions
Our Board has adopted a policy regarding the approval of any “interested transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $50,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. The Board will take into account, among other facts and circumstances it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our policy requires any director who may be interested in an interested transaction to recuse himself or herself from any consideration of such transaction. If an interested transaction will be ongoing, the Board may establish guidelines for the Company’s management to follow in its dealings with the related party.
In 2021, the Company had no related party transactions that exceeded the “interested transaction” threshold.
MISCELLANEOUS
Stockholder Proposals and Nominations
Any proposal of a stockholder intended to be included in our proxy statement for the 2023 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by us no later than December 31, 2022, unless the date of our 2023 Annual Meeting of Stockholders is more than 30 days before or after June 10, 2023, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our General Counsel and Secretary, at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.
To comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2023.
A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2023 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 6 of Article II of our bylaws. Pursuant to Section 6 of Article II of our bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than March 16, 2023, nor earlier than February 15, 2023. However, in the event that the 2023 Annual Meeting of Stockholders is advanced or delayed by more than 25 days from the first anniversary of the date of the 2022 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or the first public disclosure of the date of the annual meeting was made, whichever occurs first. A copy of our bylaws can be obtained from our General Counsel and Secretary, at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.
Householding
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice of Internet Availability of Proxy Materials or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials were delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact our General Counsel and Secretary, in writing, at 591 Redwood Highway, Suite 3215, Mill Valley, California 94941, or by telephone at 415-965-8030.
Other Matters
We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
By Order of the Board of Directors

JAMES L. BRAT
Chief Transaction Officer, General Counsel and Secretary
Dated: April 22, 2022
Mill Valley, California

ANNEX A
Supplemental Financial Measures
The following table presents a reconciliation of GAAP net income to Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”) for the years ended December 31, 2021 and 2020.
Four Corners Property Trust
FFO and AFFO
(Unaudited)
(In thousands, except share and per share data)
	Twelve Months Ended December 31,
	2021	2020
Funds from operations (FFO):
Net income	$85,745	$77,567
Depreciation and amortization	34,715	29,351
Realized gain on sales of real estate	(431)	—
FFO (as defined by NAREIT)	$120,029	$106,918
Straight-line rental revenue	(7,583)	(8,588)
Recognized rental revenue abated(1)	—	(1,568)
Non-cash deferred income tax benefit(2)	(864)	—
Stock-based compensation	3,948	3,376
Non-cash amortization of deferred financing costs	2,368	2,132
Other non-cash interest income (expense)	—	—
Non-real estate investment depreciation	111	82
Other non-cash revenue adjustments	2,119	1,296
Adjusted Funds from Operations (AFFO)	$120,128	103,648
Fully diluted shares outstanding(3)	76,986,538	71,823,973
FFO per diluted share	$1.56	$1.49
AFFO per diluted share	$1.56	$1.44
(1)
Amount represents base rent that the Company abated as a result of lease amendments. In 2020, the Company abated $1.57 million of rental revenue recognized in the second and third quarters of 2020. The receivables associated with the abatements were recognized as lease incentives and will be amortized as a reduction to rental revenue over the amended lease terms.

(2)	Amount represents non-cash income tax benefit recognized in the fourth quarter of 2021 related to the removal of a valuation allowance on net deferred assets at Kerrow Restaurant Operating Business.
(3)	Assumes the issuance of common shares for OP units held by non-controlling interest.
Non-GAAP Definitions
The certain non-GAAP financial measures included above management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, and to cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with U.S. GAAP.
FFO is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the NAREIT. FFO represents net income (loss) computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We also omit the tax impact of non-FFO producing activities from FFO determined in accordance with the NAREIT definition.
A-1

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any U.S. GAAP measure, including net income.
Adjusted Funds from Operations is a non-U.S. GAAP measure that is used as a supplemental operating measure specifically for comparing year-over-year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate AFFO by adding to or subtracting from FFO:
1.	Transaction costs incurred in connection with business combinations
2.	Straight-line rent revenue adjustment
3.	Stock-based compensation expense
4.	Non-cash amortization of deferred financing costs
5.	Other non-cash interest expense (income)
6.	Non-real estate investment depreciation
7.	Merger, restructuring and other related costs
8.	Impairment charges
9.	Other non-cash revenue adjustments, including amortization of above and below market leases and lease incentives
10.	Amortization of capitalized leasing costs
11.	Debt extinguishment gains and losses
12.	Recurring capital expenditures and tenant improvements
13.	Non-cash expense (income) adjustments related to deferred tax benefits
AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs; however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.
A-2

ANNEX B
AMENDED AND RESTATED

FOUR CORNERS PROPERTY TRUST, INC.

2015 OMNIBUS INCENTIVE PLAN

18.8	Severability	B-26
18.9	Governing Law	B-26
18.10	Section 409A of the Code	B-26
18.11	Limitation on Liability	B-27

AMENDED AND RESTATED

FOUR CORNERS PROPERTY TRUST, INC.

2015 OMNIBUS INCENTIVE PLAN
1. PURPOSE
The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. All Options granted under the Plan shall be nonqualified stock options. The Plan amends and restates in its entirety the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “Prior Plan”).
2. DEFINITIONS
For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1 “Accounting Firm” shall mean a nationally recognized accounting firm, or actuarial, benefits or compensation consulting firm (with experience in performing the calculations regarding the applicability of Code Section 280G and of the tax imposed by Code Section 4999) selected by the Company immediately prior to a Change in Control.
2.2 “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.
2.3 “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.
2.4 “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.
2.5 “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.
2.6 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.
2.9 “Cause” shall have the meaning set forth in an applicable employment or service agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement (or if or such agreement exists but does not contain a definition of Cause (or term of similar effect)), “Cause” shall mean, with respect to any Grantee and as determined by the Committee, (i) an act or acts of fraud or misappropriation on the Grantee’s part which result in or are intended to result in the Grantee’s personal enrichment at the expense of the Company and which constitute a criminal offense under state or federal laws; (ii) the Grantee’s continued failure to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Committee, which demand specifically identifies the manner in which the Committee believes that the Grantee has not substantially performed the Grantee’s duties; (iii) the Grantee’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (iv) the Grantee’s conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of the Grantee’s employment with the Company; or (v) the Grantee’s material breach of any written agreement between the Grantee and the Company or its affiliates, or of material obligation under any applicable policy of the Company or its affiliates (including any code of conduct or harassment policies). For purposes of the Plan, an act, or failure to act, shall not be deemed to be “willful” unless it is done, or omitted to be done, by the Grantee in bad faith or without a reasonable belief that the action or omission was in the best interests of the Company.
2.10 “Change in Control” shall mean, subject to Section 18.10, the occurrence of any of the following:
(a) Any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent 30% or more of either (i) the then-outstanding shares of Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding Voting Stock of the Company (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.10(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (D) any acquisition pursuant to a transaction that complies with Sections 2.10(b)(i), (ii) and (iii);
(b) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act) (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(c) Consummation of a complete liquidation or dissolution of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
2.12 “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).
2.13 “Company” shall mean Four Corners Property Trust, Inc. and any successor thereto.
2.14 “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.15 “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.16 “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Section 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.
2.17“ Effective Date” shall mean, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company’s stockholders. Notwithstanding the foregoing, the Prior Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.
2.18 “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.
2.19 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.20 “Excise Tax” shall mean, collectively, (i) the tax imposed by Section 4999 of the Code, (ii) any similar tax imposed by state or local law, and (iii) any interest or penalties with respect to any tax described in clause (i) or (ii).
2.21 “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:
(a) If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
2.22 “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.
2.23 “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.24 “Grantee” shall mean a Person who receives or holds an Award under the Plan.
2.25 “Group” shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.26 “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on the Grantee with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Grantee’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Grantee certifies, in the Grantee’s sole discretion, as likely to apply to the Grantee in the relevant tax year(s).
2.27 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.
2.28 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
2.29 “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Section 8.
2.30 “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.
2.31 “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share or other Performance-Based Award.
2.32 “Reduced Amount” shall mean $1,000.00 less than the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to Section 17.

2.33 “Performance-Based Award” shall mean any Award made subject to the achievement of performance goals (as provided in Section 13) over a Performance Period specified by the Committee.
2.34 “Performance Measures” shall mean measures as specified in Section 13.6.4 on which the performance goal or goals under Performance-Based Awards are based.
2.35 “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.
2.36 “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Section 13) over a Performance Period of up to ten (10) years.
2.37 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
2.38 “Plan” shall mean this Amended and Restated Four Comers Property Trust, Inc. 2015 Omnibus Incentive Plan, as amended from time to time.
2.39 “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.
2.40 “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Section 10.
2.41 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.
2.42 “SAR Price” shall mean the per share exercise price of a SAR.
2.43 “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.44 “Securities Market” shall mean an established securities market.
2.45 “Separation from Service” shall have the meaning set forth in Code Section 409A.
2.46 “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.
2.47 “Service Provider” shall mean (a) an Employee of the Company or an Affiliate or a director of the Company, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.
2.48 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.49 “Share Limit” shall have the meaning set forth in Section 4.1.
2.50 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.
2.51 “Stock” shall mean the common stock, par value $0.0001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.
2.52 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Section 9.

2.53 “Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.
2.54“ Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of Voting Stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
2.55 “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.
2.56 “Unrestricted Stock” shall mean Stock that is free of any restrictions.
2.57 “Voting Stock” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.
3. ADMINISTRATION OF THE PLAN
3.1 Committee.
3.1.1 Powers and Authorities. The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.
3.1.2 Composition of the Committee. The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Director, and (b) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.
3.1.3 Other Committees. The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.
3.1.4 Delegation by Committee. To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers, or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.
3.2 Board. The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.
3.3 Terms of Awards.
3.3.1 Committee Authority. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a) designate Grantees;
(b) determine the type or types of Awards to be made to a Grantee;
(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;
(d) establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards); the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto (including the authority to accelerate the vesting of Awards); the treatment of an Award in the event of a Change in Control (subject to applicable agreements);
(e) prescribe the form of each Award Agreement evidencing an Award;
(f) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and
(g) make Substitute Awards.
3.3.2 Forfeiture; Recoupment. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may cancel such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause, in accordance with Applicable Law.
Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy, including, without limitation, any claw-back policy that is adopted to comply with the requirements of any Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.
3.4 No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or in substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, other Awards or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders.
3.5 Deferral Arrangement. The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.
3.6 Registration; Share Certificates. Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4. STOCK SUBJECT TO THE PLAN
4.1 Number of Shares of Stock Available for Awards. Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to 1,500,000 shares of Stock (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan.
4.2 Adjustments in Authorized Shares of Stock. In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3 Share Usage.
(a) Shares of Stock covered by an Award shall be counted as used as of the applicable Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.
(b) Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10, will be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. The number of shares of Stock subject to an Award of SARs will be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs. The target number of shares issuable under a Performance Share grant shall be counted against the Share Limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares. Awards that do not entitle the Grantee thereof to receive or purchase shares of Stock and Awards that are settled in cash shall not be counted against the Share Limit set forth in Section 4.1.
(c) If any shares of Stock covered by an Award are not purchased or are forfeited or expire or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.
(d) The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.
5. TERM; AMENDMENT AND TERMINATION
5.1 Term. The Plan shall become effective as of the Effective Date. The Plan shall terminate on the first to occur of (a) the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
5.2 Amendment, Suspension, and Termination. Subject to Section 3.4, the Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws.
6. AWARD ELIGIBILITY AND LIMITATIONS
6.1 Eligible Grantees. Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.
6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards. During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Section 16 below:
(a) The maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a fiscal year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is seven hundred fifty thousand (750,000) shares of Stock;
(b) The maximum number of shares of Stock that may be granted under the Plan, pursuant to Awards other than Options or SARs that are Stock-denominated and are either Stock- or cash-settled, in a fiscal year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is seven hundred fifty thousand (750,000) shares of Stock;

(c) The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period to any Person eligible for an Award under Section 6.1 shall be ten million dollars ($10,000,000); and
(d) Notwithstanding any provision to the contrary in the Plan, the Committee may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $750,000 (which limits shall not apply to the compensation for any Non-Employee Director of the Company who serves in any capacity in addition to that of a Non-Employee Director for which he or she receives additional compensation).
6.3 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in a manner consistent with Code Section 409A for any Option or SAR.
6.4 Minimum Vesting Period. Except with respect to a maximum of five percent (5%) of the Share Limit, as may be adjusted pursuant to Section 4.2, and except as otherwise provided in Section 16 or in connection with death or incapacity, no Award shall provide for vesting prior to the one (1) year anniversary of the Grant Date or, with respect to Awards that vest upon the attainment of performance goals, a Performance Period that is less than twelve (12) months.
7. AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8. TERMS AND CONDITIONS OF OPTIONS
8.1 Option Price. The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date of such Option. In no case shall the Option Price of any Option be less than the par value of one (1) share of Stock.
8.2 Vesting and Exercisability. Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing.
8.3 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4 Termination of Service. Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5 Limitations on Exercise of Option. Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 which results in the termination of such Option.
8.6 Method of Exercise. Subject to the terms of Section 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, on a form specified by the Committee (which may be electronic) and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.
8.7 Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully vested, paid and issued to such Grantee or other Person. Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.
8.8 Delivery of Stock. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.6.
8.9 Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10 Family Transfers. If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1 Right to Payment and SAR Price. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.
9.2 Other Terms. The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR.
9.3 Term. Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4 Rights of Holders of SARs. Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.
9.5 Transferability of SARs. Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.6 Family Transfers. If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.
10. TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS
10.1 Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock.
10.2 Restrictions. At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Section 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.
10.3 Registration; Restricted Stock Certificates. Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.
10.4 Rights of Holders of Restricted Stock. Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of shares of Stock prior to vesting shall only be paid out to a Grantee holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
10.5 Rights of Holders of Restricted Stock Units and Deferred Stock Units.
10.5.1 No Voting and Dividend Rights. Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders).
10.5.2 No Creditor’s Rights. A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6 Termination of Service. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of the Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.
10.7 Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units. The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units. Such purchase price shall be payable in a form provided herein or in an Award Agreement or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.
10.8 Delivery of Shares of Stock. Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred

Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS
11.1 Unrestricted Stock Awards. Subject to Section 6.4, the Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate for other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.
11.2 Other Equity-Based Awards. The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of the Grantee’s Service, upon the termination of the Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award. Other Equity-Based Awards may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of prior to the satisfaction of any vesting or other restrictions prescribed by the Committee with respect to such Awards.
12. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1 Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights. Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. Notwithstanding anything to the contrary herein, Dividend Equivalent Rights with respect to an Award shall only be paid out to a Grantee to the extent that the vesting conditions of the underlying Award are subsequently satisfied. All such Dividend Equivalent Right payments will be made no later than March 15 of the calendar year following calendar year in which the right to the Dividend Equivalent Right payment becomes nonforfeitable, unless determined otherwise by the Committee or unless deferred in a manner intended to comply with Code Section 409A. Dividend Equivalent Rights may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of prior to the satisfaction of any vesting or other restrictions prescribed by the Committee with respect to such Awards.
12.2 Termination of Service. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.
13. TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
13.1 Grant of Performance-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

13.2 Value of Performance-Based Awards. Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.
13.3 Earning of Performance-Based Awards. Subject to the terms of the Plan after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.
13.4 Form and Timing of Payment of Performance-Based Awards. Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, and except as otherwise set forth in an Award Agreement, (i) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.
13.5 Performance Conditions. The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
13.6 Other Terms.
13.6.1 Performance Goals Generally. The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6. The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.
13.6.2 Reserved.
13.6.3 Payment of Awards; Transfer. Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service. Performance-Based Awards may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of prior to the satisfaction of any vesting or other restrictions prescribed by the Committee with respect to such Awards.
13.6.4 Performance Measures. The performance goals upon which the vesting or payment of a Performance-Based Award may be conditioned may include any one or more of the following, as determined by the Committee and set forth in an Award Agreement:
(a)	net earnings or net income;
(b)	operating earnings;
(c)	pretax earnings;

(d)	earnings per share;
(e)	share price, including growth measures and total stockholder return;
(f)	new unit growth;
(g)	new unit return on investment;
(h)	earnings before interest and taxes;
(i)	earnings before interest, taxes, depreciation, and/or amortization;
(j)	earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:
•	rent costs;
•	stock-based compensation expense;
•	income from discontinued operations;
•	gain on cancellation of debt;
•	debt extinguishment and related costs;
•	restructuring, separation, and/or integration charges and costs;
•	reorganization and/or recapitalization charges and costs;
•	impairment charges;
•	merger-related events;
•	gain or loss related to investments;
•	sales and use tax settlements; and
•	gain on non-monetary transactions;
(k) sales or revenue growth or targets, whether in general or by type of product, service, or customer;
(l)	gross or operating margins;
(m)	return measures, including return on assets, capital, investment, equity, sales, or revenue;
(n)	cash flow, including:
•	operating cash flow or fund from operations;
•
free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;
•	cash flow return on equity; and
•	cash flow return on investment;
(o)	productivity ratios;
(p)	costs, reductions in cost, and cost control measures;
(q)	expense targets;
(r)	market or market segment share or penetration;
(s)	financial ratios as provided in credit agreements of the Company and its subsidiaries;
(t)	working capital targets;
(u)	completion of acquisitions of businesses or companies;

(v)	completion of divestitures and asset sales;
(w)	regulatory achievements or compliance;
(x)	customer satisfaction measurements;
(y)	execution of contractual arrangements or satisfaction of contractual requirements or milestones;
(z)	product development achievements; and
(aa)	any combination of the foregoing business criteria.
Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate, (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate, and (c) may be stated as a combination of one or more Performance Measures, and on an absolute or relative basis. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 13.
13.6.5 Evaluation of Performance. The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.
14. FORMS OF PAYMENT
14.1 General Rule. Except as otherwise provided herein or in an Award Agreement, payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.
14.2 Surrender of Shares of Stock. To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
14.3 Cashless Exercise. To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.
14.4 Other Forms of Payment. To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount in accordance with Section 18.3.
15. REQUIREMENTS OF LAW
15.1 General. The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s articles of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
15.2 Rule 16b-3. During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.
16. EFFECT OF CHANGES IN CAPITALIZATION
16.1 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
16.2 Reorganization in Which the Company is the Surviving Entity Which Does not Constitute a Change in Control. Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.
16.3 Change in Control in which Awards are not Assumed. Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:
(a) Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and one or both of the two (2) actions described below in Sections 16.3(a)(i) and (ii) shall be taken:
(i) At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.
(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock,

Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs. For the avoidance of doubt, if the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction is equal to or less than the Option Price or SAR Price applicable to a given Option or SAR, then such Option or SAR may be cancelled without payment therefore.
(b) Performance-Based Awards shall become vested at the target level of performance or, if greater, based on the actual achievement of performance goals pro-rated to reflect the partial Performance Period through the Change in Control. After application of this Section 16.3(b), such vested Awards shall be settled under the applicable provision of Section 16.3(a).
(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.
16.4 Change in Control in which Awards are Assumed. Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued: The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.
16.5 Adjustments. Adjustments under this Section 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Section 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.
16.6 No Limitations on Company. The grant of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.
17. PARACHUTE LIMITATIONS
The provisions of this Section 17 shall apply to all Grantees, unless, with respect to a Grantee, there is a conflict between the provisions of this Section 17 and the provisions set forth in an agreement between the Grantee and the Company or an Affiliate, in which case the provisions of such agreement shall apply to such Grantee. Each Grantee shall bear all expense of, and be solely responsible for, any Excise Tax imposed on the Grantee; provided, however, in the event that the Accounting Firm shall determine that receipt of all payments or distributions in the nature of compensation to or for the benefit of the Grantee, whether paid or payable pursuant to the Plan or otherwise (the “Payments”) would subject the Grantee to tax under Section 4999 of the Code, the Accounting Firm shall determine whether the Payments shall be reduced (but not below zero) to meet the definition of Reduced Amount. The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Net After-Tax

Receipt of unreduced aggregate Payments would be equal to or less than one-hundred ten percent (110%) of the Net After-Tax Receipt of the aggregate Payments if the Payments were reduced to the Reduced Amount.
If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give the Grantee notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 17 shall be binding upon the Company and the Grantee and shall be made as soon as reasonably practicable and in no event later than five (5) business days following the effective date of the applicable Change in Control, or such later date on which there has been a Payment. The reduction of the Payments, if applicable, shall be made in the order that would provide the Grantee with the largest amount of after-tax proceeds (with such order, to the extent permitted by Code Sections 280G and 409A designated by the Grantee, or otherwise determined by the Accounting Firm). All fees and expenses of the Accounting Firm in implementing the provisions of this Section 17 shall be borne by the Company.
As a result of the uncertainty in the application of Section 4999 of the Code, at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts shall have been paid or distributed by the Company to or for the benefit of the Grantee pursuant to the Plan which should not have been so paid or distributed (“Overpayment”) or that additional amounts which shall have not been paid or distributed by the Company to or for the benefit of the Grantee pursuant to the Plan could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Grantee which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, the Grantee shall pay any such Overpayment to the Company, without interest; provided, however, that no amount shall be payable by the Grantee to the Company if and to the extent such payment would not either reduce the amount on which the Grantee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Grantee, without interest.
The Company and the Grantee shall provide the Accounting Firm access to and copies of any books, records, and documents in their possession as reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 17. For purposes of making the calculations required by this Section 17, the Accounting Firm may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999.
18. GENERAL PROVISIONS
18.1 Disclaimer of Rights. No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.
18.3 Withholding Taxes. The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash or by check to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, settlement or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the maximum individual statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority for the applicable jurisdiction with respect to such exercise, vesting, settlement, lapse of restrictions, or payment of shares of Stock, or such greater amount as may be permitted under applicable accounting standards.
18.4 Captions. The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5 Construction. Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
18.6 Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.7 Number and Gender. With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.
18.8 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.9 Governing Law. The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.10 Section 409A of the Code.
(a) The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
(b) Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
(c) Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee may, without a Grantee’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Code Section 409A, or (B) comply with Code Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Code Section 409A or otherwise. Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.
18.11 Limitation on Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 18.11 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
* * * * *

FCPT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FCPT2022**
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the eight director nominees set forth in Proposal 1:

Nominees

	For	Against	Abstain
1a. William H. Lenehan	☐	☐	☐
1b. John S. Moody	☐	☐	☐
1c. Douglas B. Hansen	☐	☐	☐
1d. Eric S. Hirschhorn	☐	☐	☐
1e. Charles L. Jemley	☐	☐	☐
1f. Marran H. Ogilvie	☐	☐	☐
1g. Toni Steele	☐	☐	☐
1h. Liz Tennican	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000554396_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com

FOUR CORNERS PROPERTY TRUST, INC.
Annual Meeting of Stockholders
June 10, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Four Corners Property Trust, Inc. (the "Company") acknowledges receipt of a copy of the proxy statement for the Company's 2022 Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoint(s) Gerald R. Morgan and James L. Brat, or either of them, as proxies, for the undersigned each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of FOUR CORNERS PROPERTY TRUST, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on June 10, 2022, at www.virtualshareholdermeeting.com/FCPT2022, or any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting. The Annual Meeting will be conducted as a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/FCPT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies upon such other matters as may properly come before the meeting.

0000554396_2 R1.0.0.24

Continued and to be signed on reverse side